Exhibit 10.7

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DECREES, RESOLUTIONS AND MINISTERIAL ORDERS

THE MINISTRY OF FINANCE

DECREE 7 March 1993

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service.

Given law No. 528 of August 02, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 02, 1982, regarding regulations for lottery games;

Given letter m) of resolution by the Inter-Ministerial Committee for Economic Programming (CIPE) of 18 February 1993 containing (Procedures for transforming the Autonomous Administration of State Monopolies into a S.p.a” according to which: “The Minister of Finance, notwithstanding State ownership in accordance with current laws, may license out the automated lottery service to individuals who provide suitable guarantees as to the consistency of their assets and their technical and organizational structure”;

Considered the opportunity of adopting a translational grant of public authorities for the automated lottery service, in accordance with the letter m) of the CIPE of 18 February 1993;

Considering the licensing out of the automated lottery meets the requirements of efficiency and functionality of the service and allows for adequate protection of the Treasury’s interests, achieving greater special revenue resulting from the management of the automated lotteries;

Considering that grater operational function of the automated system, which derives from licensing out the service, may have favorable effects on local legality by preventing the creation of those conditions that favor illegal gambling.

Considering that, on the basis of previous reasoning, in compliance with the assessment of absolute urgency made by the CIPE in adopting resolution of 18 February 1993, there is a need and urgency to implement the relative letter m);

Considering that “Lottomatica S.c.p.a.” as a result of significant investments, is equipped with a computer system, as well proven facilities for the installation and maintenance of this system, which would minimize the costs and times for automating the lottery, with significant public interest for the related Treasury benefits.

ensure, directly and through coordination, the integration and control of the activities of its associates,

Considering that “Lottomatica S.c.p.a.”, directly and through coordination, ensures the integration and the control of their associates, proven experience in the management of complex systems with widespread territorial characterization and provides appropriate guarantees of reliability and security in relation to the consistency of the assets and the technical/organizational structure.

Decrees:

Article 1

Subject of the concession

1.              The public authority of the Ministry of Finance relating to the automated lottery service is transferred to “Lottomatica S.c.p.a”, within the limits of this decree.

2.              As a result of the concession referred to in paragraph 1, the automated lottery service is directly organized and managed by “Lottomatica S.c.p.a”.

3.              The methods to operating the concession are defined in this decree.

Article 2

Control and Supervision

1.              The Ministry of Finance exercises the powers of control and supervision on the performance of the authorized concessions with specific reference to the exercise of the public powers transferred.

2.              Such power is governed by art. 19 and 25 of this Decree

Article 3

Revocation of the concession

1.              The Ministry of Finance reserves the right to terminate the concession.

2.              Violation by the licensee of internal and Community regulations regarding tenders for the assignment of works and services constitutes a reason for terminating the concession.

3.              The conditions and the regulation for revocation are set out in Article 26 of this Decree.

Art. 4

EU regulations

1.              In contracting third parties for the carrying out of activities connected to the concession referred to in art. 1, the licensee shall comply with both national and EU legislations.

2.              For the purposes of par. 1, associated or consortium partners of “Lottomatica S.c.p.a.” are not regarded as third parties.

3.              The Minister of Finance exercise control and supervisory powers regarding the

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compliance of the licensee reported in par. 1.

Art. 5

Calls for tenders

1.              For the purpose of contracting third parties, the licensee is required to communicate in advance to the Ministry of Finance the intention to publish a call for tenders.

2.              The call shall guarantee transparency, stating all application requirements, technical specs and economic provisions and the specifications of the selection procedure.

3.              The public notice must report “Lottomatica S.c.p.a.” as the sole licensee of the Ministry of Finance.

4.              The Ministry of Finance exercises control and supervision powers.

5.              The selection panel is appointed by the Ministry of Finance and consists of high-rank officials of the Ministry of Finance.

6.              The Chairman of the Panel is appointed by the Minister of Finance, and must be an Administrative Magistrate, with a rank higher than “Member of the Council of State”.

Art. 6

Duration

1.              The duration of the concession is 9 years starting from the date following the publication of this decree by the Court of Auditors and the authorization of the Administration for the activation of the first draw lot.

2.              The concession is divided into 3 terms:

a.              The activation of the service on the Sardinian territory (that is the “Cagliari draw lot”), to be performed by a month after the Ministerial authorization to activate such lot.

b.              The implementation of the service on the whole national territory, pursuant to art. 12, par. 1 of Law No. 528 of 2 August 1982, as substituted by art. 5 of Law No. 85 of 19 April 1990, to be completed by nine months after the activation of the Cagliari draw lot.

c.               The progressive extension of the service to new Lotto “collection points” pursuant to art. 12, par. 2 and 3 of Law No. 528 of 2 August 1982, as substituted by art. 5 of Law No. 85 of 19 April 1990, to be completed the month following the full completion of the service.

3.              At its expiry date, the contract will be tacitly renewed for the same duration, unless a revocation is issued with an advance notice of at least six months before the expiry of the concession.

Art. 7

Payment of winnings

1.              Winnings must be paid following the provisions approved by the Ministry of Finance and the Treasury.

Art. 8

Technical requirements

1.              The venues, equipment, supplies and collaborations included in any form as part of the concession must fully comply with the executive project attached to this decree.

2.              The licensee is required to carry out at its own expenses a promotional campaign, both at the beginning of the game and during its performance, using suitable media (TV, radio, newspapers, cinema).

3.              The cost of the following shall be borne by the licensee:

a.              Provision of two original copied of the documentation of the software implemented (teleprocessing OS, terminal management and centralized activities);

b.              Provision of ten copies of User’s Manuals including all computerized procedures;

c.               Training of collection points operators at all gaming venues;

d.              Provision of ten copies of a brochure including all instruction for the use of computerized machines intended for gamers and operators in a sufficient number (one for each machine). Printed version of any modification thereof and/or other copies;

e.               In general, any required material connected with the supply, preliminary check, installation, verification, functioning, maintenance and full performance of the entire system, without the Administration being required to pay any fee or cost connected in addition to the amount agreed upon, as of art. 21.

4.              The supply of electric power is not included in this contract as to the functioning of the gaming stations.

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Art. 9

Company obligations

The licensee is required to comply with all provisions included in Law No. 528 of 2 August 1992, as modified by Law No. 85 of 19 April 1990, and by the set of regulations approved by PRD No. 303 of 7 August 1990.

Art. 10

Other services

1.              For the purpose of carrying out the activities of the concession, the licensee may hire other companies or professionals not employed by its company, being in any case responsible for the full compliance of the obligations stated in this decree

2.              By contracting other parties for the above purposes, the licensee shall make its best to perform all the activities already contracted at the date of this decree, and shall comply with all obligations stated by Law No. 57 of 10 February 1962 and following amendments, on the fight against mafia-related crimes, as provided for by art. 5 of this decree.

3.              For the purpose of publishing the calls for tenders to contract third parties, the licensee shall comply with all national and EU rules, submitting the following documents to the Administration:

a.              Call for tenders;

b.              Technical and Economic Specifications;

c.               Invitation letter;

d.              The operational scheduling based on the service requirements.

4.              After thirty days since the acquisition of all documents by the Administration, the call is regarded as approved. Such approval is suspended if the Administration requests legal or technical specifications.

5.              The licensee shall carry out, at its own expense, all the preliminary activities required for the submission of the proposals.

6.              The licensee shall:

a.              Comply with all requirements connected to the national and EU regulations of transparency

b.              Collect all submissions sent by the participating companies

c.               Perform a preliminary selection of all proposals based on the basic requirements for participating in the call for tenders

d.              Send the invitation letters directly to the appointed panel, as specified in art. 6 of this decree.

7.              By the date reported in the call, the ministerial panel shall assess the offers and select a winner. Such procedures will be reported in an appointment report that will be transmitted to the licensee.

Art. 11

Objectives

1.              The Automated lotto service must be carried out through a single system that is coordinated and suitable to support all stages and allows the achievement of the following objectives:

a.              Enhancement of the service provided to the users through:

i.                  the acquisition of all bets up to an hour before the draw;

ii.               the reduction of the amount of time needed to pay all winnings;

iii.            the progressive increase of the number of gaming venues

iv.           the high reliability if the system to reduce the number of complaints

b.              the timeliness of the incorporation of the revenues deriving from the gaming activity in the State Treasury

c.               The enhancement of the administrative and budgetary procedures

d.              The enhancement of security measures against illicit gaming and frauds

e.               The improvement of ht e game with multiple weekly draw lots, management of other types of ability games, prediction games, draw types and gambling.

Art. 12

Safe custody of mechanical matrices

1.              The licensee provides for the safe custody of the mechanical matrices, in order to guarantee the reliability of the game on behalf of the ministry of Finance.

2.              The mechanical matrices are safeguarded at the ICT centers based in the main provincial capital cities

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reported in the list of draw lots, as reported in art. 2, par. 1 of Law No. 528 of 2 August 1982. Such matrices are stored in safe boxes equipped with three-key locks and a control device.

3.              Two officials of the Financial Administration and the Head of the relevant ICT centre keep the three keys.

Art. 13

Bet check

The validity of the bets is verified by the licensee, who is responsible for the productivity of such bets, the latter having been acquired through the prescribed and approved devices, the matrices of which are kept in the above-mentioned safe boxes.

Art. 14

Exclusion from the draw

1.              The Licensee may exclude from a draw lot any bet submitted in any way not complying with the provisions stated in art. 3 of Law No. 528 of 2 August 1982, as modified by art. 1 of Law No. 85 or 19 April 1990, or is the matrices fail to include all necessary data and are not delivered to the ICT centre of the area.

2.              The exclusion from the draw lot is declared by the licensee and published on the Official Journal of the draw lot area.

3.              Any used may ask for a refund of the amount paid in the form of a bet for an excluded bet, within 30 days from the date of publication.

Art. 15

Validation of drawn numbers

1.              The licensee shall draft the local draw lot report for each draw and send it to each collection point of the area of reference.

Art. 16

Validation of winnings and

computation of the amount won

1.              Based on the draws and the number of gamers, the licensee shall identify the winners, validate their winnings and calculate the amount won, based on the winning ratios and the winning forecasts for each combination provided for by the regulations in force.

2.              The licensee shall draft the local official journal including the list of the winning bets for each lot, to be transmitted to the panel for publication.

3.              Each gaming venue will receive the journal for publication purposes, including the list of winnings at each venue. The data relating to the winnings gained at any other venue will be made available for reference through the terminal.

4.              The data reported on the Official Journal will attest for the calculation of the taxes due and the responsibility of each licensee to pay them.

Art. 17

Activation and penalties

1.              Within 15 days from the date of registration of this decree by the Court of Auditors, the Administration has the right to arrange with the licensee (and in the event of a disagreement, within 7 days) for the number and types of tests and simulations to be performed before the implementation of the Cagliari pilot draw lot.

2.              Starting from the activation of the first session of the service described in art. 6, par. 2, lett. a), the computerized lotto service starts.

3.              The computerized lotto service will be regarded as fully functions at the end of the second term provided for by the same article, par. 2, lett. a).

4.              The dates of the two sessions are reported on the network diagram included in art. 8, par. 1, that is intended to minimize the implementation schedule.

5.              If the territorial coverage is finalized later than expected, a daily penalty of 5 million liras will be applied, based on the provision of the project, except for the first ten days of delay.

Art. 18

Guarantees and penalties

1.              The licensee guarantees the efficiency of the service, the high quality of materials and the equipment used for the whole duration of the concession, in addition to their correct installation and their functioning.

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2.              For the whole duration of the concession, the licensee shall also guarantee a comprehensive, efficient and timely maintenance of the system, providing for any adjustment or correction of flaws which are visible while gambling, and fixing any issue reported on the machines and the terminals at all collection points, except any claim filed by third party users, caused by fraud or gross negligence.

3.              Failure to fix such issues immediately and/or substitute faulty devices will result in one of the following penalties for each day after the report of such issues:

a.              L 300,000 ICT centre device not operational

b.              L 200,000 Terminal not operational

c.               L 100,000 Terminal partially operational.

4.              At the end of a yearly contract, the penalty-related amount will be adjusted by 10%.

Art. 19

Checks and inspections

1.              The Minister of Finance exercises a control and validation power, relating to the public power transferred, in order to verify the efficiency and service functionality of the computerized lotto service.

2.              The Administration has the right to unilaterally perform tests and inspections, providing a communication of such activities to the licensee.

3.              For particular tests and inspections that might be required during the period of concession, from time to time, special panels may be appointed by decree by the Minister of Finance.

4.              For any check or inspection, the licensee is required to provide the Administration with all necessary equipment and devices of measurement, and to provide a copy of all compulsory certifications, issued by the Municipalities and the relevant institutions.

5.              All the costs connected to the check and inspections activities shall be borne by the licensee, including the amounts due for the attainment of the above-mentioned certifications.

6.              The licensee is required to provide for the fixing of any flaw or fault reported during the preliminary check and inspections, without being entitled to any additional payment.

Art. 20

Licensee’s specific commitments

1.              For the whole duration of the concession, the licensee shall guarantee that:

a.              All of its share will not be transferred to new shareholders without the consent of the Ministry of Finance. The new shareholders shall, in any case, declare in written form to be willing to comply with all the commitments accepted by the licensee at the time of the concession;

b.              The share capital shall not be reduced without the prior consent of the Ministry of Finance;

c.               The Ministry of Finance must approve the appointment of the Chairman, the CEO/GD and the President of the Board of Auditors.

Art. 21

Payment or the concession

1.              The concession will be paid an amount calculated based on the current VAT regulations and the following rates, by the licensee. Such payment will be made by means of the terminals after the activation of the Cagliari draw lot, based on the bets collected:

1st rate (up to L 1,000 billion): 7.916%

2nd rate (L 1,001-1,500 billion): 7.910%

3rd rate (L 1,501-2,000 billion) 7.880%

4th rate (L 2,001-3,000 billion) 7.850%

2.              As for the following thousand billion, a steady reduction of 0.160% will be applied to each of the following rates.

3.              Since the winnings are a form of payment that is adjusted automatically based on monetary fluctuations, no

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review is allowed. The Administration will provide no advance on the revenues.

Art. 22

Payments

1.              Starting with the Cagliari draw lot, the licensee has the right to pay months, the amount of which is calculated based on the gross revenues of the bets managed by each electronic terminal during the previous month, as described in art. 21, penalty-net.

2.              For the purpose of paying such amount, the licensee shall send the Administration within thirty days after the end of each month, an invoice with the monthly amount calculated according to the modalities reported in the first par. of this art., in addition to VAT is applicable.

3.              The payments due to the licensee shall be made by the Administration pursuant to the provisions stated in art. 533 of the “General instructions of the Treasury” and by means of direct orders.

Art. 23

Guarantee deposit

1.              The Administration shall deduct, as a guarantee for the contracted activities, before paying the amounts reported in art. 21, a 0.3% share of the due amount, based on the actual revenues.

2.              The Administration shall pay such sum to the licensee at the end of the contract.

3.              The licensee may substitute such guarantee with a bank guaranty or a first demand payment insurance guarantee, without any exception or fee to be paid for an early levy.

Art. 24

Extension of the service

1.              Once the computerized lotto service is operational on the whole national territory, the progressive extension of the collection points will be performed by means of yearly plans submitted by the licensee to the Administration.

2.              The drafting of such plans shall comply with the following general criteria:

a.              Each plan shall be submitted six months in advance for the purpose of creating an automating collection service in all venues;

b.              Four months before the implementation stage, the licensee will be provided with the list of the “new collection points”, including the addresses where the terminals must be installed. Failure to install all terminals will result in the postponement of the start of the activities.

3.              The Administration shall exercise the right to control and inspection by approving the annual plan submitted by the licensee.

4.              After thirty days since the day of acquisition by the Administration, the plan is to be regarded as approved. The term is suspended if the Administration required legal or technical specifications.

5.              Each working day of delay with respect to the planned scheduling will result in a L 200,000 penalty.

Art. 25

Directives and checks

1.              The license shall be required to provide, by the terms agreed upon, the information and documents requested by the Administration.

2.              The licensee is also required to comply with all provisions issued by the Administration on the modes of safeguarding, inspecting and control the mechanical matrices, also with the purpose of identifying the winnings.

3.              The licensee shall be engaged since the very beginning to take all necessary actions to activate the winning payment service and any other service contracted based on other conditions.

Art. 26

Revocation of the concession

1.              The Ministry of Finance may revoke the concession based on a clearly justified decision, in the following events:

a.              Failure to comply with the subjective requirements as described in letter m) of the CIPE resolution of 18 February 1993;

b.              When the exercise of public powers is performed in a non-compliant way, with regards to the Public Administration’s

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interest to safeguard public interest;

c.               When the computerized lotto service is not efficient and functional as a whole;

d.              When the licensee does not comply will all national or EU regulations in contracting third parties;

e.               When the concession does not comply with the specific commitments of art. 20

2.              If one of the previous cases applies, the Ministry of Finance will question the licensee with a formal written notice, reporting the term to settle the amount due, within 30 days.

3.              The licensee shall take all necessary actions and communicate them to the Ministry of Finance.

4.              If the issue is not solved, the Ministry of Finance will revoke the concession immediately.

Art 27

Employed personnel

1.              The licensee is required to comply with all national regulations, both current and future, concerning the employment of personnel.

2.              The licensee is required to comply, in the contractualization of the personnel involved in the carrying out of activities included in the concession, such as the implementation of parts of the system, the general organization of maintenance activities, the functioning of each centre, and in general, any activity connected to the contract, (and as for cooperative, such provisions apply also to their members), the minimum requirements of the national collective labor agreements approved at the date of the contract for the categories involved. Also, following amendments to such agreements will apply. The licensee will do its best to make sure that the personnel involved is not paid less that a person employed by the Administration, carrying out similar activities.

3.              The licensee shall continue to apply such collective agreements also after the end of the contract and until they are amended.

4.              The above-mentioned obligations bind the licensee also in the event that the licensee is not a member or is a former member of the Trade unions that approved the agreement implemented in the first place. Regardless of the rights deriving from the contract with the Administration, the licensee shall be responsible for the full compliance of the provisions of this article, even if, with or without the consent of the Administration, contract activities have been assigned to other contracted companies.

Art. 28

Patents and IPRs

1.              The Administration will not be responsible for the unauthorized use of sole-right patented technical solutions or devices, the property of which is held by others.

2.              The licensee shall release the Administration from any liability connected to any claim, loose or damages filed by the proprietor, and all costs, expenses or responsibility attached to them as a result of a claim connected to the infringement of IPRs or unauthorized use of Italian or foreign brand.

3.              The licensee shall provide its consent so as to release the Administration from any liability, as reported in art. 111, par. 3 of the Italian Code of Civil Procedure.

Art. 29

Final concession requirements

1.              At the end of the concession, for any cause, and except in the event of an extension or renewal, the licensee shall transfer to the Administration, upon request and free of charge, the property of the entire computerized system, including the terminal, including the availability of the terminals at all venues, collection points, software, archives and any other item necessary for the full completion, management and implementation of the system.

2.              Any transfer operations, cross-examined by the Administration and the licensee by the analysis of the relevant reports, will start during the previous ix months before the end of the contract, making sure to not compromise the integrity of the system.

3.              During the six-month period, the licensee shall provide the Administration with qualified officials, who may be assisted by technical

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experts, who will provide information and useful data to facilitate the transfer of management.

4.              All the studies, computerized procedures and documentation made by the licensee per the fulfillment of all contracted requirements, will remain at the disposal of the Administration free of charge.

5.              In order to avoid any interruption on the functioning of the automated system, the Administration may appoint itself 8or ask for the licensee to appoint it) as the manager of part of the management contracts.

6.              At the end of any transfer operation, the active and passive labor contracts between the Administration and the licensee will be settles. The licensee shall define all work contracts and settle the amount due by the Administration.

Art. 30

Arbitration clause

1.              Any dispute arising between the financial Administration and the licensee on the interpretation and implementation of this concession are filed to an arbitration panel, consisting of three members, one of which is appointed by the central Administration, one by the licensee and one, being a President, appointed jointly by the parties, or, failing to do so, the President of the State Council.

2.              The panel shall decide according to the Law.

This degree will be transmitted to the Court of Auditors for registration purposes.

Rome, 17 march 1993

The Minister: REVIGLIO

Registered at the Count of Auditors on 15

November 1993

Registry No. 24 Finanze, Page No. 72

97AO238

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I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated January 11, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series No. 12 dated 16.1.1997.

It consists of seven pages.

Rome, November 26, 2008

Round rubber stamp: DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

1. Country: ITALY

This public deed

2. has been signed by IGNAZIO DE FRANCHIS

3. acting in his capacity as NOTARY PUBLIC IN ROME

4. is accompanied by the seal/stamp of the NOTARY

Certified

5. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/2

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL
Dr. Ferdinando Correale

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[handwritten] OMISSIS

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DECREE 8 November 1993

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service

THE MINISTRY OF FINANCE

Given law No. 528 of August 2, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 2, 1981, regarding regulations for lottery games;

Given Decree of the President of the Republic No. 303 of August 7, 1990 which approved the regulation for the application and execution of

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law no. 528 of August 2, 1982 and No. 85 of April 19, 1990;

Given art. 7, par. 3 of the LD No. 47 of 1 February 1992, and No. 244 of 26 March 1992, and No. 298 and art. 1 of Law No. 75 of 24 March 1993;

Given let. m) of the Resolution of the Inter-ministerial Panel for economic planning (CIPE) of 18 February 1993;

Given art. 14 of the LD No. 333 of 11July 1992, as converted into Law No. 359 of 8 August 1992;

Given the ministerial degree on 14 June 1992 that provided for the publication of the call for tenders to the Lottomatica consortium, by which Lottomatica was appointed as the manager of the computerized lotto service system;

Given the ministerial decree of 23 November 191, registered by the Court of Auditors on 7 January 1992, No. 1 Finanze, page 143, by which the contract signed on 22 November 1991 was signed, Reg. No. 3972, with the above-mentioned consortium.

Given the ministerial decree No. 13950/Gab. Of 6 November 1992 by which the above-mentioned appointment and concession agreements were terminated ex tunc, in compliance with the resolution of the Chairman of the Court of Justice of the EC N. C. 272/91 of 31 January 1992 and No. C. 272/91 R f 12 June 1992, for the alleged infringement by the EEC of some regulations of the EEC Treaty;

Given the ministerial decree No. 4832/Gab of 17 March 1993, by means of which, pursuant to the resolution of the Inter-ministerial panel for economic planning (CIPE) on 18 February 1993, concerning the “Procedures for the conversion of a joint-stock company into a State Monopoly Company, the transfer of public power was carried out to allow the newly founded Lottomatica S.c.p.a. to acquire the management of the computerized lotto system;

Given the note of 17 March 1993, by means of which Lottomatica committed to comply with all regulations for the purpose of exercising the concession granted with MD No. 4832/Gab. of 17 March 1993.

Whereas the above-mentioned decree of 17 March 1993 was implemented for the purpose of starting the process for the creation of a computerized lotto system, and that its efficient and functional management provides for the protection and promotion of tax State revenues, and an increase of resources, and it may have a favorable effect of public order, hindering the thrive of illicit gambling;

Considering that Lottomatica S.c.p.a. underlines the requirements for the effective and efficient implementation of the service that, following the major investments made in the sector, benefits from an ICT organizational system and a structure responsible for the installation, management and maintenance of said system;

Whereas, following the ideas voiced by the Regioneria Centrale of the Ministry of Finance with note No. 8967 of 14 April 1993, relating to the granting decree on 17 March 1993, a panel was appointed by decree No. 7364/Gab. of 30 April 1993, in order to examine all legal aspects of the Regioneria, and to evaluate, through an in-depth analysis of contract-related costs and the cost-benefit ratio regarding the service quality level, with a possible review of said costs;

Given the report submitted by the above-mentioned panel, underscoring the results of the analysis conducted on the judicial and economic aspects of the contract signed with Lottomatica;

Considering the opportunity to provide for the modification, based on the conclusions of the Panel, and the integration of the deed signed by Lottomatica S.c.p.a., as specified in the ministerial decree of 17 March 1993;

Whereas:

a)             The Ministry of Finance reserves the right to hold the power to define the level of investments in the promotions and advertising that the licensee must perform, considering the role played by these activities in terms of public interest, for the balanced development of all public games, such as lotto;

b)             There is a possibility to develop the dedicated communication network, to be made by Lottomatica, into a Itapac network, if they enjoy the same efficiency, functionality, security, and result in a reduction of costs, guaranteeing the same level of stability and system security;

c)              Regarding the right to decide the level of investment in promotion and advertising, and the cuts in costs connected to the use of the Itapac network, the amount to be paid to the licensee is to be calculated, and will be based on the volume generated by the users of each gaming venue.

d)             In the future, a more precise definition of the implementation procedures of the system is to be provided.

Considering the need for a higher value that the Italian State attaches to the full compliance with the obligations deriving from the membership of the EEC, making sure that the provisions governing the granting of State concessions do not lash with current EC Treaty provisions;

Considering the afore-mentioned considerations as submitted by the count of Auditors with Note No. 664 of 18 October 1993;

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DOES HEREBY DECREE:

Art. 1

1.              Art. 1 par. 6 of MD No. 832/Gab. of 17 March 1993 is substituted by the following par.:

“6.   The Chairman of the Panel, appointed by the Minister of Finance, must be a high-rank magistrate, and may also be retired”.

Art. 2

1.              Art 8 par. 2 of MD No. 4832/Gab. of 17 March 1993 is revoked

Art. 3

This par. is added:

“Art. 8-bis.

Investments in the promotion and advertising of the game of lotto

1.              The Administration reserves the right to defined, on the basis of the public interest reported in the premises, the level of investment in the promotion and advertising that licensee will be required to make.

2.              By the 30th of April of each year, Lottomatica shall send by registered post to the Ministry of Finance the proposed investment in promotion and advertising, deemed necessary to the following year, varying between 5 to 15% of the remuneration accrued during the previous year.

3.              The Ministry of Finance shall send by registered mail, within thirty days from the acquisition of the concession application, its acceptance to the proposal or shall indicate, on the basis of the public interest connected to the development of a single State gaming system, the level of investment to be made as part of the concession.

4.              In the event that the Minister of Finance makes no communication by the afore-mentioned term, the proposal shall be deemed accepted, without any other document being needed.

Art. 4

This par. is added:

“Art. 9-bis.

ICT network

1.              Lottomatica shall start a provisional service for the computerized lotto service, using a system that is already implemented, based on the use of an ICT dedicated network as described by the technical project.

2.              Lottomatica must carry out, in collaboration with Sip and in compliance with the decisions taken by the Ministry of Finance,

within 90 days since the start of the concession period, an experimental stage when the Itapac network will be tested, as a secondary line in a significant part of the territory.

3.              At the end of the experimental stage, and based on the results of the evaluation of the Ministry of Finance regarding the opportunity for the progressively high use of the Itapac network, Lottomatica shall use the Itapac network directly as a secondary line on the whole Italian territory, by migrating the system already in place. The payment will therefore be reduced as provided for by art. 21 par. 4. The experimentation and migration will be performed under the technical guidance of the Ministry of finance.

4.              If the Itapac service is also enhanced and it is possible to also absorb the management of the primary network, within three years since the date of this decree, in the light of the investments made and necessary, such investment shall be made by the Ministry of Finance and the licensee the scheduling will be revised, including the system migration (incl. primary network) to the Itapac network, based on digit circuits, instead of analogical ones, and the reduction of payments, proportional to the possible cuts.

Art. 5

This par. is added:

“Art. 8-ter.

Employed personnel

1.              The companies associated to the licensee during the performance of the concession, shall employ qualified staff, with a professional profile equivalent to those reported in the operational project, attached to MD No. 4832/Gab. of 17 March 1993. The licensee is nonetheless fully responsible for the execution of all planned actions.

2.              All studies, the computerized procedures – incl. software, applications, software developed by the licensee based on specific needs – incl. the relevant documentation made by the licensee for the carrying out of all contract activities, also for supply contracts, will be property of the Administration as to art. 29”.

Art. 6

1.              The first par. of art. 10 of the MD no. 4832/Gab of 17 March 1993 is substituted by the following:

“1.                                As for the carrying out of contracted activities, the licensee – in the event of operative needs requiring specific specializations – by acquiring full responsibility and, in any case, being

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

responsible for the execution of all activities, may employ external experts or professionals, who enjoy technical skills and expertise to guarantee top quality activities, under cost-effective conditions”.

Art. 7

1.              After par. 2 of art 10 of MD no. 4832/Gab of 17 March 1993, the following par 2-bis is added:

“2-bis. The acquisition of goods and services, within the limits set by the previous paragraphs, may involve:

a)             Electronic central and peripheral devices, incl. base software;

b)             ICT networks necessary for the connection of peripheral systems to central systems, incl ICT nodes for packet switching, protocol concentrators/converters, data processing transmissions both dedicated and commuted, modems, specialized devices to be installed at central data processing centers and peripherals for the control and measurement of the network itself, and telephone service equipment;

c)              Accessory electronic equipment, such as optical discs, etc. And auxiliary and photo-reproduction devices;

d)             Furniture, office equipment (such as copiers and computers), special equipment (fire-resistant cupboards, disc boxes, trolleys and similar), technological devices (power stations, generators, fridges, etc.), various materials and accessories or the different venues, and also transports for people and goods, incl trucks for the transport of printouts and other materials;

e)              Maintenance of the goods reported in the afore-mentioned letters;

f)               Materials for the processing and management of data necessary for the central maintenance of venues and all relevant equipment, such as.

Optical discs and cartridges

Central printers

Photo-reproduction materials

Stationery

Audio-visual means, didactic and illustrative materials

Spare parts and materials necessary for the functioning of all plants;

g)              Consumables and various supplies, such as electrical power, telephones, water and similar, for the functioning of the ICT centers and their plants;

h)             Auxiliary and support services, such as:

Assistance for the installation of terminals at the gaming venues;

Technical assistance;

Graphics

Audio-visual support

Creation of information materials for the promotion and advertising of the service”.

Art. 8

1.              The following is added:

“Art. 9-bis

System implementation – new games

1.              The Administration acknowledges that the licensee, on 6 September 1993, submitted a feasibility report for the management of computerized lotteries and the issuing of tickets in collaboration with SIAE.

2.              The licensee will modify such reports based on the feedback provided by the Administration.

3.              The Ministry shall use the computerized system free of charge for the purpose above.

4.              Lottomatica, upon request of the Ministry, shall bear documented marginal direct costs, for the following services and supplies:

a.              The use of the ICT network connecting the ICT central and peripheral centers

b.              The analysis and implementation of the software for the purpose of validating the winnings and managing the game from an administrative point of view

c.               The marketing support for the creation of new forms of immediate lotteries

d.              Technical assistance for the logistic preparation of the distribution network and the technical and commercial training of the sales network

e.               Storage of tickets at the central and peripheral warehouses managed by Lottomatica, and transport and delivery of tickets to gaming venues.

5.              Lottomatica shall carry out similar activities for traditional lotteries and the selling of tickets for performances, always with documented marginal direct costs, using the ICT network and system implemented for the lotto game.

6.              The publication of the afore-mentioned feasibility studies, which do not involve the definition of organizational and functional objectives of the Administration, but the

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actual used by the Administration of the computerized lotto service does not imply any preferential treatment to the licensee for future appointments”.

Art. 9

1.              Art. 18 par. 3 of the MD No. 4832/Gab. of 15 march 1993 is substituted by the following:

“3.                                Any delay in the execution of repairs will result in the following penalties:

Delayed repair and/or substitution of a terminal, per each day after the first day of failure report, L 200,000;

Delayed repair and/or substitution of intermediate devices featuring degraded performances, for each day after the first day of failure report, L 100,000 by the number of faulty terminals;

Idem, for each day of failure after the first day of failure report L 200,000 by the number of faulty terminals

Delayed repair or substitution of devices at critical ICT centers connected to the functioning of terminals, for each day of degraded functioning after the first day of failure report, L 100,000 by the number of faulty terminals;

Idem, for each day of failure after the first day of failure report L 200,000 by the number of faulty terminals

Delayed repair or substitution of devices at non-critical ICT centers connected to the functioning of terminals, for each day of delay after the first day of failure report, L 300,000”.

Art 10.

1.              Art. 19 par. 2 of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“2.        The administration has the right to act unilaterally to verify and inspect the equipment, providing a written communication to the licensee. In particular, inspections will be intended to verify:

the compliance of software applications developed within the concession with the relevant technical operational specifications, attached to the MD No. 4832/Gab. of 15 march 1993;

the compliance with the standards described in the operational project;

the actual upload of the software on the system libraries”.

Art. 11

1.              Art. 21 of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“Art. 21

Payment for the concession

1.              As a payment calculated based on the current VAT rate, the licensee will receive an amount resulting from the following rates, applied to the gross revenues cashed by the used terminals, starting with the Cagliari draw lot:

1st rate (up to L 1,000 billion): 6.916%

2nd rate (L 1,001-1,500 billion): 6.910%

3rd rate (L 1,501-2,000 billion) 6.880%

4th rate (L 2,001-3,000 billion) 6.850%

2.              As for the following thousand billion, a steady reduction of 0.160% will be applied to each rate.

3.              As for the yearly level of investment in promotion and advertising that the Administration will define as reported in art. 8-bis, le licensee shall make such investments, being entitled to a reimbursement by the Administration, based on all documented expenses, with a percentage adjustment, during the following year, as specified in the previous paragraph 1, up to the full coverage of the expenses borne by the licensee.

4.              Since the Itapac network will be used, the amount due to the licensee will be decreased by 6%, that is, by the costs connected to the use of such network. As a result, the first rate will amount to 6.501%. The same with apply to the rest of the rates. Annual adjustments will be made as reported in par. 3.

5.              The application of the different rated, in order to calculate the amount due, will be made by taking into account inflation-net revenues, based on the ISTAT consumer prices (adj. 30 June 1993).

6.              For the rates exceeding L 7.000 billion a year, the following reduction will be applied:

a)             L 7 to 8.000 billion: the rate will be calculated of the 85% share of the revenue rate;

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

b)             L 8 to 9.000 billion: the rate will be calculated of the 78% share of the revenue rate;

c)              L 9 to 10.000 billion: the rate will be calculated of the 68% share of the revenue rate;

d)             L 10 to 11.000 billion: the rate will be calculated of the 55% share of the revenue rate;

e)              L 11 to 12.000 billion: the rate will be calculated of the 40% share of the revenue rate;

f)               L 12 to 14.000 billion: the rate will be calculated of the 25% share of the revenue rate;

g)              Over L 14.000 billion: the rate will be calculated of the 10% share of the revenue rate;

7.              The Administration will not pay any advance”.

Art. 12

1.              Art 26, par. 1, lett. c) of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“c)   When the licensee fails to comply more than once to the provisions reported in par. 1 and 2 of art. 18, impairing the efficiency and functionality of the system as a whole”.

Art. 13

1.              Art 30, of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“Art. 30

Arbitration clause

Any dispute arising between the financial Administration and the licensee on the interpretation and implementation of this concession are filed to an arbitration panel, consisting of three members, one of which is appointed by the central Administration, one by the licensee and one, being a President, appointed jointly by the parties, or, failing to do so, by a magistrate, incl. retired.

In the event of a disagreement, the President shall be appointed by the Council of the Presidency of the Court of Auditors among magistrates, incl. retired.”

Art. 14

1.              After Art 30, of MD No. 4832/Gab. of 15 March 1993, the following articles are added:

“Art. 31

Temporary regime

1.              The Administration shall take all necessary actions as quickly as possible for any issue concerning the implementation of the computerized lotto system, in order to speed up the activation process of the Cagliari draw lot.

2.              By 31 December 1994, Lottomatica shall invest L 40 billion in promotion and advertising.

3.              At the end of such period of time, and based on documented evidence for the invested funds, the % variation will be determined for the 1995 rate to be applied to the first bracket and the following ones.

Art. 32

Final declaration

1.              The MD of 17 March 1993 and this decree will be transmitted pursuant to art. 5 of the EEC Treaty and current EC regulations, to the EEC Commission for compliance.

2.              The Ministry of Finance will implement the same decrees if the EEC validates it for compliance.

Art. 33

Compliance

1.              For the purpose of activating the concession, the licensee shall issue a formal declaration of full compliance with the provisions of this decree.

2.              By means of such declaration, Lottomatica shall waive any claim connected to the previous appointment procedure, as long as the concession acquires and keeps a full judicial efficacy.

3.              This decree will be transmitted to the Count of Auditors per registration and, pursuant to art. 5 of the EEC Treaty to the EEC Commission for compliance.

Rome, 8 November 1993

Registered by the Court of Auditors on 15 November 1993

Reg. No. 24 Finanze, page 73

97A0239

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated January 11, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series No. 12 dated 16.1.1997.

It consists of seven pages.

Rome, November 26, 2008

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

DECREE January 11, 1995

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service.

THE MINISTRY OF FINANCE

Given law No. 528 of August 02, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 02, 1982, regarding regulations for lottery games;

Given Decree of the President of the Republic No. 303 of August 07, 1990 which approved the regulation for the application and execution of law no. 528 of August 02, 1982 and No. 85 of April 19, 1990;

Given article 11, paragraph 1 of Legal Decree No. 557 of December 30, 1993 converted, with amendments, by Law No. 133 of February 26, 1994;

Given Ministerial Decree No. 239 of March 23, 1994, amending and supplementing the Regulation on the organization of lottery games, Decree of the President of the Republic of 303/1990.

Give Ministerial Decree No. 4832/gab of March 17, 1993, and Ministerial Decree No. 8099 of November 8, 1993, registered for the Court of Auditors on November 15, 1993, with which Lottomatica S.c.p.a was entrusted with the translational authority, organization and management of the automated lottery service;

Considering that article 7 cited in Ministerial Decree No. 4832/Gab, establishes that “the procedures for paying winnings will be defined by a decree of the Ministry of Finance, in consultation with Treasury”;

Considering that article 30 of cited Ministerial Decree No. 239/1994 establishes that “should the authority to pay the winnings be transferred to the Agency, the Agency and the Ministry of Finance shall be governed by the rules of concession”;

Given the need to transfer to the Agency, public authority for collecting gaming proceeds, paying winnings, draws and oppositions;

Given note No. 14 of October 27, 1994 with which the company Lottomatica agrees to accept the obligations resulting from the transfer of the above authorities, under the conditions of the following clauses;

Decrees:

Article 1

S u b j e c t

1. The public authority of the Ministry of Finance, regarding the collection of income from gaming, the payment of winnings, draws and oppositions are transferred to the Agency Lottomatica S.c.p.a.

2.  As a result of the provisions of paragraph 1, the activities related to the exercise of the above mentioned public authorities are organized and managed directly by the Agency.

Article 2

Collection of gaming income and payment of winnings

1.  The procedures for exercising public authority, collecting gamings proceeds and paying winnings, are defined in the appropriate decree of the Ministry of Finance in consultation with Treasury.

Article 3

Draws

1.  The weekly draw, indicated in the first paragraph of Article 3 of Law No. 85, April 19, 1990, are publicly executed by the Agency at the selected premises, and in the provincial capitals where the wheels are located.

2.   Draws take place under the responsibility of the Agency.

3.   In exercising the powers of control and supervision of the administration, the draw is assisted by two officials who sign the draw report.

4.   The manner in which the Agency proceeds with the draw are laid down in Article 27, 29, 30, 31, 32, 33 and 34 of Decree No. 1077 of July 25, 1940 and subsequent amendments.

Article 4

Acknowledgement of bets, winnings, endorsements, exclusions, statements

1.    The Agency on the day of the draw proceeds with operations to acknowledge bets, validate winnings, and prepare the official bulletin for the area and the exclusions statement.

Article 5

Oppositions

In appeal against declaring the exclusion of gaming bets communicated by the Licensee, the player in possession of the ticket admitted to participate in the draw can appeal on plain paper sent by registered mail with acknowledgment receipt to the Licensee within eight days from the day posted in the Official Gazette of the area. For the purposes of prompt opposition, the mailing will apply. On the opposition the Licensee can decide within fifteen days communicating the decision by registered letter with acknowledgment of receipt.

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2. In appeal against the rejection of the opposition, the person concerned can appeal to the ordinary legal authorities, within ninety days from receipt of the registered letter referred to in paragraph above.

3.    The competent Court is that of Rome.

Article 6

Community Guidelines

1.   The Licensee, in entrusting the work, supply or service to a third party, as prescribed by Article 10 of Ministerial Decree No. 4832 of March 18, 1993, as amended by section 7 of Ministerial Decree No. 8099 of November 8, 1992, must comply with the provisions of Legislative Decree No. 358/1992 and fully apply Community regulations regarding procurement of supplies and services, as established by Article 10, or be subject to revocation of the license pursuant to Article 26, letter d) of the decree mentioned above.

2.   In amendment to Article 4, paragraph 2 of Ministerial Decree No. 44832/Gab of March 17, 1993, for the purpose of awarding work and the supply of goods and services referred to in paragraph 1 above, as of the date of this Decree, consortium members of Lottomatica S.c.p.a. consider themselves to be third parties.

3.   Article 10, paragraph 1 of Ministerial Decree No. 4832 of March 17, 1993, must be interpreted as meaning that it configures, for the Licensee, a faculty to use or not use persons outside the organization to prepare and manage insolvency proceedings for European competitions.  It should be understood that if the value of these proceedings, that make up the services, exceeds the EU threshold, the provisions of Directive 92/50 EEC on contracted service will apply.

Rome, January 11, 1995

The Minister:  TREMONTI

Registered at the Court of Auditors on November 8, 1993

Register No. 1, Page No. 129

97A0249

[handwritten:] OMISSIS
[handwritten] OMISSIS

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated January 11, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series No. 12 dated 16.1.1997.

It consists of two pages.

Rome, November 26, 2008

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

6. Country: ITALY

This public deed

7. has been signed by IGNAZIO DE FRANCHIS

8. acting in his capacity as NOTARY PUBLIC IN ROME

9. is accompanied by the seal/stamp of the NOTARY

Certified

10. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/5

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL
Dr. Ferdinando Correale

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

OMISSIS

DECREE  July 25, 1995

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service

THE MINISTRY OF FINANCE

Given law No. 528 of August 2, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 2, 1981, regarding regulations for lottery games;

Given Decree of the President of the Republic No. 303 of August 7, 1990 which approved the regulation for the application and execution of law no. 528 of August 2, 1982 and No. 85 of April 19, 1990;

Given article 11, paragraph 1 of Legal Decree No. 557 of December 30, 1993 converted, with amendments, by Law No. 133 of February 26, 1994;

Given Ministerial Decree No. 239 of March 23, 1994, amending and supplementing the Regulation on the organization of lottery games, Decree of the President of the Republic of 303/1990.

Given Ministerial Decree No. 4832/gab of March 17, 1993, and Ministerial Decree No. 8099 of November 8, 1993, registered by the Court of Auditors on November 15, 1993, with which Lottomatica S.c.p.a was entrusted with the translational authority, organization and management of the automated lottery service;

Given Ministerial Decree No. 472 of January 11, 1995, by which the Agency is transferred public authority for the collection of gaming proceeds, the payment of winnings, draws and oppositions.

Given the need to attribute to the selection board for tenders offered by the Licensee for the award of works and supply of goods and services, including the task of preventive examination of invitations to tender, in order to ensure full transparency, as well as the neutrality of the requirements of the object of the tender on the basis of substantial implementation of the clause referred to in Article 6, paragraph 2 of Ministerial Decree of January 11, 1995, according to which the members of the Lottomatica consortium consider themselves third parties;

Considering also the need to make a number of changes to Ministerial Decrees of March 17, 1993 and January 11, 1995, aimed at making more obvious the willingness of the administration to completely transfer public rights under the translational concession;

Considering also the need to ensure full transparency, autonomy and independence of the activities of the licensee at all stages of the procurement process, particularly in those involving procedures for the preparation and issuance of invitations to tender for the acquisition of goods and services;

Decrees:

Article 1

1.   At Article 5 – Fulfillment of tenders - Ministerial Decree No. 4832 of March 17, 1993, the following paragraph is added:

“7. In order to ensure the implementation of the obligation of full application of internal and Community legislation, as well as the neutrality of

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

the requirements of the subject of tender in relation in respect of such tenders, shall be deemed third parties” the selection board referred to in paragraphs 5 and 6 above shall proceed with prior review and approval of the tenders and other tender documents.

Article 2

1.   At Article 1, paragraph 1 of Ministerial Decree of January 11, 1995, after the words “are transferred” add the words “fully and totally”.

2.   At Article 1, paragraph 2 of Ministerial Decree of January 11, 1995, after the words “by the Licensee”, add the words “who exercises them in full autonomy and independence”.

Article 3

1.   At Article 3, paragraph 2 of Ministerial Decree of January 11, 1995, after the words “the responsibility” add the words “exclusive and total”.

Article 4

1.   At Article 5, paragraph 1 of Ministerial Decree of January 11, 1995, after the words “notification of receipt” add the word “exclusively”.

Article 5

1.   At Article 6 of Ministerial Decree of January 11, 1995, the following paragraphs are added:

“4.  Any form of assistance or consultation by associates, subsidiaries or affiliates and any third parties with respect to Lottomatica, must comply with internal and Community regulations and in particular, Lottomatica cannot solicit nor accept consultations that may be used to establish specifications regarding the tenders, by any company that may have a commercial interest in the tender itself and particularly from consortium members.

5.  Any behavior undertaken by the Licensee Lottomatica intended to circumvent the rules referred to in this Article or in any direct way favor consortium members, subsidiaries or affiliates and however distort competition results in the immediate termination of concession”.

Rome, July 25, 1995

The Minister:  FANTOZZI

Registered at the Court of Auditors on November 8, 1993

Register No. 1, Page No. 129

97A0249

to the members of the Lottomatica company, which, -17 - OMISSIS

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated July 25, 1995 concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 12 dated 16.1.1997.

It consists of two pages.

Rome, November 26, 2008

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated July 25, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 12 dated 16.1.1997.

It consists of two pages.

Rome, November 26, 2008

Round rubber stamp:	DE FRANCHIS IGNAZIO OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE

(The Hague Convention of October 5, 1961)

1.     Country: ITALY

This public deed

2.     has been signed by IGNAZIO DE FRANCHIS

3.     acting in his capacity as NOTARY PUBLIC IN ROME

4.     is accompanied by the seal/stamp of the NOTARY

Certified

5.     in Rome                               6. on    03 DEC 2008

7.     by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8.     with number 4089/4

9.     seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL

Dr.   Ferdinando Correale

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

Given Decree of the President of the Republic No. 560 of September 16, 1996, which issued the regulation concerning lottery under license;

Given the opportunity to actually start exercising public authority to collect lottery proceeds, pay winnings, declaring exclusion from draws by the Licensee managing the lottery;

Decrees:

As of May 4, 1998, public authority for collecting lottery proceeds, paying winnings, declaring the exclusion from draws and bets shall be transferred, in the manner and under the terms of the Decree of the President of the Republic No. 560 of September 16, 1996, to the Licensee running the lottery, Lottomatica S.c.p.a. of Rome.

For the payment of winnings from extractions of May 2, 1998 the procedures observed, subject to availability, are those in force prior to the effective date of this Decree.

This Decree shall be published in the Official Gazette of the Italian Republic.

Rome, April 14, 1998

The Director General: CUTRUPI

98A3217

MINISTRY OF FINANCE

DECREE April 14, 1998.

Transfer of public authority to Lottomatica S.c.p.a. Rome with regards to the collection of lottery proceeds, the payment of winnings and declaring the exclusion of gaming bets.

THE DIRECTOR GENERAL

OF THE AUTONOMOUS ADMINISTRATION

OF STATE MONOPOLIES

Given law No. 528 of August 2, 1982 on the organization of the lottery, as amended by Law No. 85 of April 19, 1990.

Given Decree of the President of the Republic No. 303, which issued the regulation which applies and enforces the laws mentioned above, as amended by Decree of the Ministry of Finance No. 239 of March 23,1994.

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated April 14, 1998, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic -/ General Series no. 91 dated 20.4.1998.

It consists of one page.

Rome, November 26, 2008

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE

(The Hague Convention of October 5, 1961)

1.     Country: ITALY

This public deed

2.     has been signed by IGNAZIO DE FRANCHIS

3.     acting in his capacity as NOTARY PUBLIC IN ROME

4.     is accompanied by the seal/stamp of the NOTARY

Certified

5.     in Rome                               6. on    03 DEC 2008

7.     by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8.     with number 4089/6

9.     seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL

Dr.   Ferdinando Correale

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

DECREE June 26, 1998.

Transfer of public authority to Lottomatica S.c.p.a. Rome related to lottery draws.

THE DIRECTOR GENERAL

OF THE AUTONOMOUS ADMINISTRATION

OF STATE MONOPOLIES

Given law No. 528 of August 2, 1982 on the organization of the lottery, as amended by Law No. 85 of April 19, 1990.

Given Decree of the President of the Republic No. 303, which issued the regulation which applies and enforces the laws mentioned above, as amended by Decree of the Ministry of Finance No. 239 of March 23,1994.

Given Decree of the President of the Republic No. 560 of September 16, 1996, which issued the regulation concerning lottery under license;

Given the opportunity to actually start exercising public authority to collect lottery proceeds, pay winnings, declaring exclusion from draws by the Licensee managing the lottery;

Decrees:

As of July 1, 1998, public authority related to lottery extractions are transferred, in the manner and under the terms of the Decree of the President of the Republic No. 560 of September 16, 1996, to the Licensee running the lottery, Lottomatica S.c.p.a. of Rome.

This Decree shall be published in the Official Gazette of the Italian Republic.

Rome, June 26, 1998

The Director General: CUTRUPI

98A5751

OMISSIS

OMISSIS

[Signature]

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Director General of the Autonomous Administration of State Monopolies dated June 26, 1998, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 150 dated 30.6.1998.

It consists of one page.

Rome, November 26, 2008

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE

(The Hague Convention of October 5, 1961)

1.     Country: ITALY

This public deed

2.     has been signed by IGNAZIO DE FRANCHIS

3.     acting in his capacity as NOTARY PUBLIC IN ROME

4.     is accompanied by the seal/stamp of the NOTARY

Certified

5.     in Rome                               6. on    03 DEC 2008

7.     by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8.     with number 4089/7

9.     seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL

Dr.   Ferdinando Correale

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 280

DECREES, RESOLUTIONS AND MINISTERIAL ORDERS

MINISTRY OF FINANCE

DECREE November 15, 2000

Integration to Ministerial Decree of March 17, 1993 regarding the concession to Lottomatica

THE DIRECTOR GENERAL

OF THE AUTONOMOUS ADMINISTRATION

OF STATE MONOPOLIES

Given Ministerial Decree of March 17, 1993 as amended, regarding the concession to Lottomatica S.p.A of Rome for the administration of the Lottery service;

Given article 33, paragraph 1 of Law No. 724/1994 revising the expansion of the Lotto gaming network admitting into the network any tobacconist who makes such request;

Given that the cited article 33 was implemented through Management Decree of December 30, 1999, according to which the collection network should pass from 15,000 points to approximately 35,000 overall points;

Considering that the expansion of the network cannot be postponed because of its value for related services of public interest

Considering, in this regard, the commitment assumed by the Under Secretary of State for Finance of the VI Financial Commission of the Chamber of Deputies, on September 1, 2000, with regards to the administration of the Lottery;

Considering that the costs for facilities and management of the expansion have been estimated at approximately 1,000 billion Lira.

Noting that there are no budgetary conditions that permit the government to assume the estimated burden.

Given that the company Lottomatica participates in the specific and direct exercise of public authority inherent to gaming

Given article of the cited Ministerial Decree of March 17, 1993, according to which the duration of the license is established as nine years (paragraph 1) it being understood that (paragraph 3) when this license expires it will be tacitly renewed for an equal period of time, unless terminated by the Administration, to be notified at least 6 months prior to the expiration of the license itself;

Given letter of September 14, 200, with which the company Lottomatica indicated that it was willing, under certain conditions, to sustain all the costs connected with the expansion of the Lottery network;

Given, furthermore, that during negotiations the Licensee confirmed willingness in return for greater stability in the relationship within the maximum limits already evaluated by the European Community;

Considering that there is public interest in the fact that the company, at no additional cost for Treasury, proceeds with expanding the network in exchange for greater stability and certainty of the duration of the relationship;

Considering however that the duration cannot exceed an overall period of eighteen years, as provided by the current license (unless terminated or revoked);

Noting in fact that this is the original deadline for identifying the Licensee, term which the administration had earlier planned under Article 6, paragraph 3 of the license;

Considering that this may compensate for the lack of funds with the provision of ensuring the dies ad quem of concession, save cases of breach by the Licensee;

Noting that the power of cancellation provided for in Article 6, paragraph 3 of the concession depends on the negative verification by the administration with regards to successful technical activation of the points provided for by the  network expansion program;

Noting that in the aforesaid case of cancellation, the Licensee must still be guaranteed compensation as determined by the usual criteria, laid down in Article 936 of the Italian Civil Code, based on whichever is the lowest amount between spending and enhancements;

Considering it necessary, based on the activity carried out by Lottomatica, to integrate the concession with new provisions to safeguard public interest, in agreement with the Licensee;

Given the indications contained in the note of November 14, 2000 from the Under Secretary of State assigned to this matter:

Decrees:

Article 1

Paragraph 5, article 5 of Ministerial Decree of March 17 1993 and subsequent paragraph 6 of the same article, as replaced by article 1, paragraph 1 of Ministerial Decree of November 8, 1993 the following are replaced:

“5. The selection board for tenders called by the Licensee is appointed by the Director General of the Autonomous Administration of State Monopolies”.

“6. The Chairman and members of the commissions are selected on the basis of specific professional qualifications, correlated with the type of tender to be carried out”.

Article 2

New paragraphs have been included in article 6 after paragraph 3 of Ministerial Decree of March 17 1992

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 280

3b - Except for the power of revocation provided for in Article 3, the termination referred to in paragraph 3 may be declared by the administration only in the event in which, on the date of the verification mentioned in the next paragraph, it ascertains that the technical activation has not taken place for reasons attributable to the Licensee, by more than 10% of the points set out in the measures adopted and communicated according to the procedures set forth in Article 8, paragraph 1a, compared to the lower amount of compensation between spending and enhancement.

In the case of non-fulfillment of the obligations that do not involve activation of the cancellation of the concession a penalty will be applied proportional to ITL 1,000,000 per point-year.

3-c. The review referred to in the preceding paragraph to be carried out seven months before the expiry date referred to in Article 6, paragraph 1 of Ministerial Decree of March 17, 1993, inconsistent with the dealer, is left to a ministerial committee appointed by the Director General of the Autonomous Administration of State Monopolies and presided over by an administrative judge.

3-d. The commission referred to in the previous subsection reports the results of the audit to the Director-General of the Autonomous Administration of State Monopolies.

3-e. The Director General of the Autonomous Administration of State Monopolies, based on the final report of the Commission referred to in paragraph 3-b, adopts the determinations based on cancellations in paragraph 3.

Article 3

The following new paragraph is inserted in Article 8, after paragraph 1 of Ministerial Decree of 17 March 1993:

1b The licensee is obliged, at its own expense, to activate the service at Receiving Offices referred to in the Decree of December 30, 1999, notwithstanding full compliance with internal and Community regulations concerning European public tenders for supplies and services, in the two years following the effective date of this decree, on a monthly basis for at least 1,000 Receiving Offices for which measures have been communicated by the licensee with a minimum notice of three months.

Article 4

Article 20 of Ministerial Decree of March 17 1993 is replaced by the following:

“Specific obligations of the licensee

1. The licensee, for the entire duration of this concession, guarantees that:

a) Shares that form its capital will not be transferred without prior binding approval of the Ministry of Finance. New shareholders must in any case give written acknowledgment that they are aware of and are bound to comply with the commitments made by the licensee with this license;

b) the share capital will not be reduced without prior authorization of the Ministry of Finance.

2.  The dealer has the faculty to go public on the stock market. As of the application for listing paragraph 1 letters a) and b) above do not apply. The joint acquisition, implemented by third parties, other than current shareholders of the company, of control of the company, under section 2359 (illegible) 1 Civil Code, is subject to the authorization of the Ministry of Finance which will take action within thirty days from the date of the application.

3. The appointment of the Chairman, the Chief Executive Officer/Managing Director and the Chairman of the Board of Auditors will be subject to the prior approval of the Minister of Finance”.

Article 5

Over the first three trillion collected, for subsequent installments of one trillion each, a steady reduction of 0.160% is applied on the rate of the previous installment, as referred to in Article 21, paragraph 2 of the Ministerial Decree of March 17, 1993 as replaced by Article 1 of the Ministerial Decree of November 8, 1993.

Article 6

At article 23, paragraph 1 of Ministerial Decree of March 17 1993, the words “to the extent of 0.3% of the fees themselves” are replaced with the following words:  “to the extent of 0.3% of collections by the licensee referred to in Article 31 of the Decree of the President of the Republic No. 560 of September 16, 1992”.

Article 7

At article 29, paragraph 5 of Ministerial Decree of March 17 1993, after the words “for the management of the service itself” add the words “including those stipulated for implementing and managing the expansions indicated in article 8, paragraph 1b above”.

Article 8

1. Articles 8b and paragraph 8 of article 21, respectively introduced by articles 3 and 11 of ministerial decree of November 8, 1993, have been revoked.

2.   The company Lottomatica supports investments for promoting and advertising lottery games, from the date of entry into force of this decree and will submit, for prior approval by administration, the annual promotion and advertising plan for no less than 7% of the fee received by the licensee for the previous year.

Article 9

The management economies for the licensee’s telecommunications network arising from direct or indirect provision of services other than collections from the Lottery are determined by a joint commission appointed by the Director General of the State Monopolies and proportionately renewed each year by the State from the effective date of this

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 280

Decree, to the percentage of utilization verified by the commission itself.

Article 10

The company Lottomatica supports the operational costs of the commissions appointed by the Administration for matters relating to the concession and shall endeavor to implement a Lottery monitoring system for the analysis and study of gaming trends.

Article 11

The concession stands firm in any other clause not changed by this Decree.

Rome, November 15, 2000

The Director General: CUTRUPI

00A14902

[handwritten:] OMISSIS

[handwritten:] OMISSIS

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 280

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Director General of the Autonomous Administration of State Monopolies dated November 15, 2000, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 150 dated 30.6.1998.

It consists of three pages.

Rome, November 26, 2008

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

1. Country: ITALY

This public deed

2. has been signed by IGNAZIO DE FRANCHIS

3. acting in his capacity as NOTARY PUBLIC IN ROME

4. is accompanied by the seal/stamp of the NOTARY

Certified

5. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/8

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL
Dr. Ferdinando Correale

ADDENDUM TO THE LICENSE AGREEMENT FOR MANAGEMENT OF THE AUTOMATED LOTTERY SERVICE,

The Customs and Monopolies Agency, monopolies area — hereinafter referred to as Agency or AAMS, with head office in Rome, via della Luce, 34/a — bis, represented by Roberto FANELLI in his capacity as Director of Gaming, Director’s Resolution no. 41078/Risorse UD of 3 December 2012

AND

Lottomatica Group S.p.A., with registered office in Rome, Viale Campo Boario 56/D, represented by Marco SALA, in his capacity as CEO.

AGREE THAT

unless otherwise explicitly indicated, the terms in bold in this deed shall have the meaning indicated alongside each of them in the sole nomenclature of definitions which is an integral, essential and binding part of this Addendum to the Concession Agreement.

WHEREAS

by the Deed of Concession referred to in the decrees of the Ministry of Finances of March 17, 1993, November 8, 1993, January 11, 1995 and July 25, 1995 and the decree of the Director of AAMS of November 15, 2000, the management of the automated Lottery service was assigned to Lottomatica S.p.A. (now known as Lottomatica Group S.p.A.);

Law no. 88, of July 7, 2009— Community law 2008 — and, in particular, art. 24, paragraph 14, stipulated, inter alia, provisions relating to the remote collection of takings from public gaming;

Decree Law no. 138 of August 13, 2011, converted by Law no. 148 of September 14, 2011, as amended and supplemented in public gaming subject matter and, in particular, art. 2, paragraph 3, envisaged that AAMS would be empowered as it saw fit to issue provisions in public gaming subject matter wherever this was deemed useful for ensuring greater takings;

Art. 2, paragraph 1 of the Director’s Decree of 12 October 2011containing the ‘Implementation of the provisions set out in art. 2, paragraph 3 of the Decree Law no. 138 of August 13, 2011, converted into Law no. 148 of September 14, 2011, in public gaming subject matter, as amended by art. 10, paragraph 9, letter a) of the Decree Law no. 16 of March2, 2012, containing ‘Urgent provisions relating to tax simplification and strengthening and rendering more efficient tax assessment procedures’, amongst the new arrangements for playing the lottery, envisaged ‘the remote collection method for playing the lottery (gioco del lotto) and for the “gioco 10elotto” outside the opening hours of tobacconists;

Decree Law no. 95 of July 6, 2012, converted as amended into Law no. 135 of August 7, 2012, in particular, art. 23 quarter, stipulated, inter alia, the incorporation of the Autonomous Administration of State Monopolies into the Customs Agency, now known as the Customs and Monopolies Agency;

The Director’s Decree issued by the Agency on 23 January 2013 regulated the technical and organizational characteristics for collecting lottery (gioco del Lotto) takings for all procedures involving remote collection;

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1

the Agency has verified that the Licensee’s planned processing system, submitted on March 21, 2013, complies with the technical and organizational requirements laid down for the remote collection of lottery (gioco del lotto) takings set out in the Director’s Decree AAMS of January 23, 2013, with the general provisions for the remote collection of public gaming takings set out in the Community Law 2008 and with the corresponding implementing provisions set out in the Director’s Decree AAMS of February 8, 2011 prot. 2011/190/CGV and the documents referred to in art. 1 of this addendum, with specific reference and in a manner that is compatible with the particularities of the lottery (gioco del lotto), while reserving the right to check the regularity and consistency of the adjustment of the systems, organizational procedures and activities to the project;

Lottomatica Group S.p.A., in line with that provided for in art. 24, paragraph 14, letter b) of Law no. 88 of July 7, 2009, is obliged to conclude an addendum to the concession agreement for the remote collection arrangements for lottery (gioco del lotto) takings for incorporation into the Deed of Concession

HEREBY AGREE AS FOLLOWS

SECTION I

PREAMBLE, SUBJECT MATTER AND DURATION

Article 1

Validity of the preamble and other documents

1.              The preamble, the legislative and administrative provisions, the technical rules, the service charters, with specific reference to the particular characteristics of the lottery (gioco del lotto) for all methods involving remote participation, constitute an integral, essential and binding part of this addendum and its corresponding annexes.

Article 2

Subject matter

1.              The addendum encompasses the operations and functions for remote collection, with the exclusion of the collection at public places with machines enabling participation using data communication systems, of lottery (gioco del lotto) takings in all its forms, hereinafter referred to as lotto on line.

2.              AAMS, with regard to collection operations for lotto on line, is entitled to suspend operations at any moment, by providing sixty days’ notice, as it sees fit and without any compensation for the licensee.

Article 3

Amendments to the concession agreement

1.              The provisions in this deed shall supplement and replace, restricted to lotto on line operations, those stipulated in the Deed of Concession wherever they clash with the latter.

2.              The licensee undertakes as of now to modify the activities described in this addendum wherever necessary following legislative amendments or following orders issued by AAMS.

3.              Any amendments or supplements to this addendum shall be incorporated and formalized in a subsequent supplementary deed which, once concluded by the parties, shall constitute an integral part of this addendum.

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Article 4

Duration

1.              This addendum shall be effective until the expiry date of the current concession agreement, into which this addendum has been incorporated.

SECTION II

GENERAL OBLIGATIONS AND RESPONSIBILITIES OF THE LICENSEE

Article 5

General obligations of the licensee

1.              The licensee is obliged to carry out the operations and functions assigned to it while abiding by the instructions indicated in the concession agreement and in this addendum and guaranteeing the service levels envisaged in Annex 1 to the addendum, using its own organizational means or those of third parties, and the provisions of the Consolidation Act of Laws on Public Safety and Security, approved by Royal Decree no. 773 of June 18, 1931, as amended.

2.              The licensee, with reference to lotto on line operations, in addition to abiding by the instructions contained in the deed of concession and in this addendum, in legislative and administrative provisions and in technical rules, with specific reference to the particular characteristics of lotto on line, and in Director’s Decree AAMS of January 23, 2013 containing ‘Technical characteristics for collecting lottery takings involving remote participation’, also undertakes to:

a.              comply with its obligations and take any measures envisaged under the rules governing the lottery (gioco del lotto) in all its forms;

b.              provide information to consumers in relation to the gaming regulations, the offer conditions contained in the outline gaming account contract, the requirements and provisions in force for the supervision of legal gaming and for the promotion of secure, legal and responsible gaming, and for preventing and combating gaming addition, and to implement specific institutional communication campaigns by AAMS,

c.               observe the provisions decided upon by AAMS with regard to the institutional logo and the logo ‘gioco legale e responsabile’ [‘legal and responsible gaming’] and any changes thereto;

d.              communicate in advance to AAMS any initiatives and advertising campaigns at national level organized by the licensee itself, also for the purpose of ensuring the necessary coordination with those envisaged by AAMS and the monitoring provided for in Decree Law no. 158 of September 13, 2012, converted into Law no. 189 of November 8, 2012,;

e.               carry out any marketing activities exclusively by means of the preselected channel/s and communicated in advance to AAMS using the specific methods indicated in art. 13 below;

f.                observe, if acting as the holder of gaming accounts and/or ensure observance at remote points of sale — whenever activities for the promotion and popularization of the lotto on line lottery, the corresponding gaming account contracts and the sale of recharge cards are carried out— the prohibition of the use of intermediaries for the collection of remote lottery takings, also through duly instructed third-party entities, even using machines that enable participation using data communication systems;

g.               comply with any legislative provisions relating to the treatment of personal data;

h.              comply, on pain of forfeiture, with the provisions of anti-money-laundering legislation, wherever they apply, and fulfill the obligations concerning the duty to take any measures envisaged thereunder, including the drafting of corresponding periodic reports;

i.                  to incorporate the service charters for remote gaming issued by AAMS, if acting as the holder of gaming accounts and to ensure compliance therewith at remote points of sale;

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4.              The licensee undertakes to indemnify and hold AAMS free and harmless from any liability vis-à-vis third parties howsoever related to the operations and functions assigned to it under this deed, even those related to remote points of sale.

5.              In any case, the licensee undertakes to hold AAMS free and harmless from any charges incurred, including legal fees, following:

a)             orders, even those of an indefinite nature, relating to legal proceedings or proceedings, at any level or of any nature, related, directly or indirectly, to violations of the obligations set out in this addendum, in the gaming regulations and in the provisions decided upon in the field of lotto on line;

b)             agreements, including settlement agreements, concluded at the end of any legal proceedings or disputes related, directly or indirectly, to violations of the obligations set out in this addendum.

Article 6

Prohibition of assignment and obligations to uphold the licensing requirements and conditions

1.              The assignment, either directly or indirectly, of the rights and duties in this addendum is prohibited.

2.              The licensee is expressly obliged:

a)             to maintain the legal form of a joint-stock company, with registered office in one of the States of the European Economic Area, for the entire duration of the concession;

b)             to maintain the processing system in one of the States of the European Economic Area.

Article 7

Obligations relating to the treatment of employees

1.              As regards the obligations relating to the treatment of employees, the provisions of art. 27 of the deed of concession referred to in Ministerial Decree of March 17, 1993 as amended and supplemented shall apply.

Article 8

Exclusive responsibility of licensee

1.              The licensee shall be solely responsible for organizational, technical and financial matters and of any other nature concerning the implementation and management of the operations and functions that constitute the subject matter of this deed.

Article 9

Financial responsibility of licensee

1.              The licensee expressly declares that it has full knowledge of the current situation and potential of the lotto on line market segment. Therefore, no objection or request in this respect, including those related to a lack of information, may be lodged.

2.              Therefore, the licensee shall assume the entrepreneurial risk associated with the implementation and management of the operations and functions set out in this addendum and, accordingly, any operating losses incurred, holding AAMS free and harmless from any liability in relation to any claims for compensation, on whatsoever basis, asserted vis-à-vis AAMS.

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3.              The licensee shall bear full and sole responsibility arising from any objections by consumers, howsoever related to lotto on line operations, and undertakes to hold AAMS free and harmless from any responsibility.

4.              The licensee expressly and unconditionally accepts to bear all the expenses and charges associated with the activities that constitute the subject matter of this deed, even those of a tax-related nature, including:

a)             the registration charges for this addendum;

b)             the remuneration payable to any provider of payment management services and any third party;

c)              all the charges associated with the implementation of the security, confidentiality and accuracy rules described in the draft processing system;

d)             the expenses related to the management and the adaptation of and expansion to the technological equipment and those required to ensure the correct and timely performance of the operations and functions that constitute the subject matter of this addendum;

e)              management and certification expenses, wherever envisaged, for the technological platforms for the collection of lottery takings in all their forms in distribution channels with remote participation.

5.              No expense related to the remote distribution network may be charged to AAMS.

Article 10

Financial responsibility and accounting requirements of licensee

1.              The licensee expressly and unconditionally undertakes to pay any amounts due in relation to the implementation of this addendum and any other rules or orders or regulations regulating lotto on line, in accordance with the methods and timeframes envisaged in such rules, orders or regulations.

2.              In particular, the licensee undertakes to pay the tax revenues deriving from the total value of the lotto on line takings, less the commission and remuneration payable and the winnings paid out or requested, by the 13th day following the end of each accounting week.

3.              The parties expressly agree that the licensee shall be directly responsible for the correct and timely payment to the lottery player of amounts corresponding to those winnings for which it is solely responsible in addition to paying out any sums due following claims, as set out in the rules regulating this subject matter.

4.              Payment of winnings takes place under the sole responsibility of the licensee which, accordingly, expressly declares that it shall hold AAMS free and harmless from any charges and responsibility for undue payments made for any reason whatsoever.

5.              The parties expressly agree that in the event that the licensee, in line with the lotto on line regulations, performs the collection by using the remote points of sale for paying out winnings, it is obliged to ensure the correct and timely fulfillment by the third party of the requirements set out in paragraphs 3 and 4 of this article. The licensee, after providing advance notice to AAMS and as set out in article 14 of Decree AAMS of January 23, 2013, undertakes to pay out winnings for amounts not exceeding 10,500 euros in the event that the remote point of sale fails to credit the gaming account with the relative amount.

6.              In the event of an excessive number of wins, the licensee shall make the relative payments as provided for in articles 35 and 36 of Presidential Decree no. 560 of 1996 after obtaining explicit authorization from AAMS.

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7.              The licensee shall account for its financial management in relation to the collection of takings and to the payment of lotto on line winnings including such management tasks in the accounting documentation and in the documentation envisaged under art. 38 of Presidential Decree of August 7, 1990, no. 303. As set out in letters d) and e) of the same article, the licensee undertakes to furnish a separate statement of accounts for the financial management of lotto on line to whosoever is entitled to separate payments of the amount due.

Article 11

Obligations relating to intellectual property

1.              As far as obligations relating to intellectual property are concerned, the provisions of art. 27 of the deed of concession referred to in the Ministerial Decree of 17 March 1993 as amended and supplemented shall apply.

2.              The licensee undertakes to assign all the exclusive industrial property rights and the rights of use and economic exploitation related to the intellectual work associated with lotto on line, created, introduced or developed by it during the licensing period. Such intellectual work includes developments and upgrades in the gaming software in respect of which the licensee expressly undertakes to return the exclusive property rights to the resulting software codes free of charge to AAMS, upon request, at the end, for whatsoever reason of the concession.

3.              Each party undertakes to immediately notify the other party in writing if legal actions are taken in relation to the subject matter of this article.

SECTION III

OPERATION OF LOTTO ON LINE

Article 12

Technical-functional inspection and corresponding requirements

1.              The collection of lotto on line takings takes place using a remote gaming network as set out in Director’s Decree AAMS of February8 2011 prot. no. 2011/90/CGV, taken pursuant to art. 24, paragraph 26 of Law no. 88/2009 and in line with the requirements and technical specifications set out in the Director’s Decree issued by the Agency on January 23, 2013 and with legislative and administrative provisions, technical rules and this addendum.

2.              The collection of lotto on line takings depends on the creation of a data communication network —provided by the licensee in accordance with the technical rules — and on the positive outcome of the technical-functional inspection, as described below in paragraphs 3 and 4 of this article.

3.             AAMS will carry out the technical inspection on the functioning of the data communication network following notification of its completion by the licensee.

4.              The date of the technical-functional inspection will be communicated by AAMS to the licensee at least five days in advance. The inspection itself will conclude with the drafting of a corresponding report and, in the event of any discrepancies, AAMS, after consultation with the licensee, will establish the interventions that the latter is obliged to carry out in order to resolve such discrepancies, as well as communicating the date of the next and final technical-functional inspection.

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5.              AAMS is entitled to carry out subsequent technical-functional inspections in the event of technological upgrades and extraordinary maintenance.

6.              The licensee, throughout the licensing period, undertakes to guarantee full compliance with the adjustments ordered by AAMS to the remote gaming network and to the corresponding technological devices.

7.              The licensee, as soon as this deed has been signed, explicitly undertakes to activate the data communication network before the date laid down in the corresponding order issued by AAMS for the initiation of the collection of lotto online takings.

8.              Failure to comply with the provision set out in paragraph 7 above will trigger application of the contractual penalty described in art. 17, paragraph 2, letter a) of this deed, within a maximum of 30 days. In the event that the delay lasts for more than thirty days, AAMS is entitled to initiate the process for the extinction of the concession regulated in this addendum.

9.              The licensee undertakes to guarantee the regular operation of lotto on line using the remote gaming network in accordance with the service levels envisaged in Annex 1 to this deed and the quality standards laid down in the service charters for remote gaming adopted by AAMS. Any interruption to the collection of the gaming takings in question, even at just one point of sale, will trigger application of the contractual penalties envisaged in art. 17, paragraph 2, letter b) of this deed, in addition to the application of other penalties, wherever the conditions are fulfilled, envisaged in this addendum or under other rules. In the event that said interruption lasts for more than 90 consecutive days or for nine none-consecutive months during the period in which the concession is in force, AAMS is entitled to initiate the process for the extinction of the concession that constitutes the subject matter of this addendum.

10.       With regard to the performance of its operations and functions, even if it engages third-party entities, the licensee shall be exclusively answerable vis-à-vis AAMS and the players for services rendered by the third parties on its behalf.

11.       Furthermore, the licensee undertakes to expressly guarantee the implementation of the innovations ordered by AAMS in relation to lotto on line for the entire duration of the concession.

12.       The licensee, using a data communication network and on a continual basis, shall pass on all the subsequent information stored in its processing system to AAMS according to the methods and timeframes envisaged in the technical rules, with specific reference to the particular characteristics of the game that constitutes the subject matter of this addendum.

13.       The licensee, in accordance with the methods and timeframes defined by AAMS, shall furnish any further information to AAMS as requested by it in relation to the functioning of lotto on line.

Article 13

Obligations of the licensee relating to the collection of lotto on line takings

1.                  The licensee expressly undertakes:

a)             to verify possession of the requirements and authorizations provided for by the legislation in force and by this addendum by the remote gaming venues, providing immediately for termination of the agreement in the cases where conditions for such termination exist;

b)             to subject the collection of takings from remote gaming venues to the positive outcome of the check on possession of requirements and authorizations pursuant to letter a) above, as well as the technical-functional check carried out by AAMS, in accordance with art- 12 above and the trial pursuant to art. 4, paragraph 2 of Director’s Decree of

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the Agency of January 23, 2013;

c)              to check the correctness of the activity exercised in remote gaming venues, verifying the existence of any illegal or improper behavior, providing immediately for termination of the agreement in the cases where conditions for such termination exist;

d)             to report the aforesaid illegal or improper behavior to AAMS, along with anomalies in the remote gaming network and the measures taken to rectify them;

e)              to inform AAMS, using the methods defined by the latter, of all the collection channels used, also for the purposes of publicizing them on the AAMS institutional website;

f)               to consent to access by players to the operational area of the licensee’s website, in the event that the licensee holds gaming accounts, and/or the point of sale of every other website and remote channel referable to it, already authorized and exclusively following communication of remote sub-registration by the central system of AAMS;

g)              when a holder of gaming accounts, to exclude players residing in Italy from the offer of lotto on line through sites other than those authorized in observance of that provided for by this addendum, even when they are managed directly by the same licensee or through its parent companies, subsidiaries or associated companies;

h)             when a holder of gaming accounts, to implement or place at the disposal of the player, tools and devices for self-limitation, preventing the activation of the gaming account by those who have not selected a deposit limit per period of time, and for self-exclusion from gaming;

i)                 when a holder of gaming accounts, to implement or make available, tools and devices for the exclusion of minors from gaming, as well as the display of the relative ban in virtual gaming venues, managed by the licensee;

j)                to promote responsible gaming conduct and monitor its adoption by players, also promoting and implementing measures to defend it, as provided for by the consumer code pursuant to legislative decree no. 206 of September 6, 2005, as amended and supplemented;

k)             when a holder of gaming accounts, to use, also for each gaming account already existing on the date that this addendum is signed, a gaming account agreement for the exercise of remote gaming, compliant with the model approved by AAMS, to be entered into with the player, complying with the relative clauses. If, on the other hand, the licensee should use the system of gaming accounts activated and operated by another party, he shall guarantee that the relationship for each gaming account belonging to the aforesaid system and managed in his name and on his behalf, even when it already existed on the date that this addendum was signed, is regulated by a gaming account agreement for the exercise of remote gaming, approved previously by AAMS, compliant with the model approved by AAMS with, in addition, express indication of clauses relating to the particularities of the methods described above;

l)                 when a holder of gaming accounts, to allow the player to top up the gaming account using suitable payment tools, i.e.: prepaid top up cards compliant with the legislation in force;

m)         to transmit the analytical transactions of gaming accounts to the central system of AAMS via channels that do not provide for sub registration by the central system of AAMS, pursuant to letter f) of this paragraph;

n)             to send AAMS, using the methods defined by the latter, the personal data present in the gaming account agreement, obtaining the player’s consent by means of a specific clause;

o)             to place at the disposal of AAMS; within the times and using the methods indicated by the later at the time of request, all the documents and information necessary for the monitoring and control by AAMS or parties appointed by the latter;

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p)             to inform the remote gaming venues, in advance, of the provisions and obligations provided for by the legislation concerning lotto on line, also immediately providing information of all amendments and supplements to the aforesaid legislation;

q)             to guarantee that remote gaming venues receive:

I.                                        constant professional updates on legislation and regulation of lotto on line;

II.                                   supply of the tools required for the correct marketing of the product:

III.                              management and use of the technological services, including procedures for the management of any operating anomalies in the telecommunications network;

r)                to keep a copy of each agreement with the remote gaming venue and the relative annexes for the entire duration of the license and to give them to AAMS, when specifically requested to do so, also in electronic format;

s)               when a holder of gaming accounts, to use a dedicated bank or post office current account registered in the name of the licensee to keep and manage the sums held in players’ gaming accounts, to forward the bank details of the aforesaid current account to AAMS, to use the sums exclusively for debit and credit transactions on gaming accounts entered into expressly by players or to pay to the tax department the sums held in each gaming account which lies dormant for three years, and to release, within three business days of a request to such extent by AAMS, information regarding use of the current account and its balance on the date indicated by the latter;

SECTION IV

REGULATION OF THE LICENSING RELATIONSHIP

Article 14

Guarantee

1.              The licensee shall provide a guarantee, in the form of a deposit, in cash or government bonds, via bank guarantee or insurance policy, for the amount of 10,000,000.00 euros; the aforesaid guarantee shall be irreversible, independent with respect to the main obligation, payable upon first request without exceptions, with express waiver of the benefit of prior collection from the main debtor and with express waiver of the exception pursuant to art. 1957, paragraph 2 of the Civil Code.

2.              The subject of said guarantee is the correct and complete fulfillment of the obligations relating to the exercise of lotto on line and to the operation of the remote gaming network, and particularly:

a)             the prompt and precise payment of any proceeds established by the pertinent legislation, for the duration of the license;

b)             the correct execution of the activities and functions assigned by this addendum, as well as fulfillment of all the licensee’s obligations towards players;

3.              In the event of transformation of the company’s legal status during the period of validity of the license in accordance with art. 6, paragraph 2, the licensee is bound to present the guarantee pursuant to paragraph 1 above, again. Failure to present the aforesaid guarantee within the term of fifteen days, starting from the date of transformation, shall cause the loss of the license covered by this addendum.

4.              The guarantee pursuant to art. 1 shall be adjusted, for the first time, by March 31, 2015, and for each successive year of collection, by March 31 of every year, to an amount equating to 0.3% of the takings of lotto on line of the previous year, for a minimum amount of 10,000,000.00 euros.

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Failure to adapt the above guarantee within the aforesaid term shall cause the loss of the license covered by this addendum.

5.         The guarantee shall be valid for any effects which arise during the licensing relationship, including those that emerge after the end of the license, up to one year following its expiry. The guarantee shall expressly provide that, in the event of expiry, following communication to the licensee and to the bank or insurance company, it shall be appropriated by AAMS, notwithstanding the right of the latter to request compensation for further damages. In the event of total or partial appropriation of the guarantee, the licensee is bound to restore it to the full amount within the term of thirty days from the date of appropriation. Failure to do so within the aforesaid term shall cause loss of the license covered by this addendum.

Article 15

Payment of the licensee and premium of the venues

1.         The takings collected from the exercise of the activity and the functions provided for by this addendum shall be used to determine the payment pursuant to art. 21 of Ministerial Decree of March 17, 1993, as amended. Remote gaming venues are acknowledged an 8% premium is accordance with the legislation in force.

Article 16

Exercise of the powers of supervision, control and inspection

1.         Through its operators, AAMS may unilaterally perform checks and inspections, also without prior notice, at the premises of the licensee and, with regard to the technological apparatuses used, also at the premises of third-party suppliers, when located within the European economic space. The licensee undertakes to agree with the third-party supplier the possibility of the aforesaid access and is also bound to keep, within the terms established, all the information and documents required by AAMS, as well as all the apparatuses and tools necessary to find the elements necessary to the check on service levels. In the event of inspects and accesses, the licensee’s collaborators are bound to allow access and to offer unconditional assistance to the operators of AAMS.

2.         All expenses and charges connected with the access, inspection, verification and checking operations, including transfer expenses, shall be borne by the licensee.

3.         The licensee is bound to remove, at his own expense, any problems found by AAMS, including those found at the premises of third-party suppliers, within the terms indicated by AAMS at the time that the aforesaid problems are found and, in any case, within a maximum of thirty days from the relative complaint.

Article 17

Penalties

1.         Notwithstanding the provisions of art. 24, paragraph 23 of law no. 88/2009, as well as the cases of expiry provided for by this addendum, following the issue of formal complaint to the licensee, AAMS may apply, in accordance with criteria of proportionality and reasonability, the penalties provided for by paragraph 2 hereto. The penalties do not exonerate the licensee from any third party liability nor from that connected to any damage caused by interest applicable.

2.         In the event of failure to fulfill the obligations and commitments relating to the activities and functions covered by this addendum, the following penalties are provided for:

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a)             for failure to observe the obligation pursuant to art. 12, paragraphs 7 and 8 of this addendum, a penalty of € 500.00 (five hundred point zero zero) is applied for every day of delay in activating the telecommunications network. With the aforesaid penalty being reduced by 50% for the first fifteen days of delay;

b)             for failure to observe the obligation pursuant to art. 12, paragraph 9 of this addendum, a penalty equating to the average daily tax profit per venue plus 5% (five percent) is applied, to be calculated on the tax profits of the month prior to that in which the interruption occurs, for every day of interruption and for every venue concerned; for the first month of collection the aforesaid penalty shall be calculated on the tax profits made during the same month prior to interruption;

c)              for failure to observe the service levels details in Annex 1 to this addendum, a penalty shall be applied for each failure found, in relation to the severity and duration thereof. The amount of the relative penalties is indicated in Annex 1;

d)             for failure to observe the obligations pursuant to art. 5, paragraph 2, letters f) and g), a penalty of between € 1,000.00 (one thousand point zero zero) and € 50,000.00 (fifty thousand point zero zero) is applied for every problem found, in relation to the severity and reiteration thereof;

e)              for the documented delay in paying our winnings and refunds to players with respect to that provided for by the regulations of lotto on line, as well as for failure to inform the central system of AAMS of the payment of the winnings and refunds, a penalty of between 50% (fifty percent) and 75% (seventy five percent) of the total amount of the winnings or refund which have not been promptly paid/communicated, up to the maximum limit of € 50,000.00 (fifty thousand point zero zero).

3.         The licensee is bound to pay the penalties defined under paragraph 2 of this document, with the methods indicated in the provision of formal complaint, pursuant to paragraph 1 above.

4.         In the event of delayed payment of any sum, owing for any reason to AAMS in compliance with this addendum, interest shall be applicable at the legal rate, calculated from the day after expiry until that of payment. The applicability of the sanctions provided for by the regulations currently in force in the event of failure to pay or delayed payment of the amounts due as taxes is not affected.

Article 18

Obligations regarding the processing of personal data and appointment of the relative external manager.

1.         The activities covered by this addendum implicate, in accordance with Legislative Decree no. 196 of 30 June 2003 “Code regulating the protection of personal data” as amended and supplemented, the processing of the player’s personal data:

a)                  by the licensee, in its capacity as independent holder, in relation to all the aspects connected to the management of the gaming activities (including the legal obligations);

b)                  by AAMS, in its capacity as independent holder, in relation to all the aspects connected to the institutional and public control objectives for which it is responsible. AAMS, within the scope of its responsibilities, independently appoints So.Ge.I. Società Generale di Informatica, as external manager of the processing of the personal data of customers who have entered into the gaming account agreement with the licensee. The licensee may not, in any case, appoint So.Gei.I to act on its behalf as external manager of the process of the data of customers with whom it has entered into gaming account agreements.

2.         Should the licensee, in observance of the legislation in force and of the directives of AAMS, intend to process the player’s personal data for further and other objectives, such as, for example, profiling and transfer of the player’s data to third parties, it shall inform the player in advance, obtaining his/her consent if necessary.

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3.         The licensee undertakes to expressly exonerate AAMS and hold it free from all consequences deriving from failure to observe, where appropriate, the legislation on the processing of the player’s personal details, in accordance with legislative decree no. 196/2003”Code regulating the protection of personal data” as amended and supplemented.

SECTION V

WITHDRAWAL AND TERMINATION

Article 19

Withdrawal, suspension and termination

1.         AAMS may withdraw this addendum, in observance of the prescriptions of article 21 e), of law no. 241 and August 7, 1990 as amended and supplemented, for reasons of public interest or in the event of changes in the existing situation or of a new assessment of the original public interest.

2.         AAMS may suspend the exercise of lotto on line on a precautionary basis, until the date on which the licensee fulfills the prescriptions issued by AAMS, notwithstanding the pursuit of the termination procedure in the event of continued failure to fulfill the obligation after the thirtieth day:

a)             due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter g), above;

b)             due to failure to observe the obligations pursuant to art. 13, paragraph 1, letters h), i) and j) above;

c)              due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter m) above;

d)             due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter o), above;

e)              due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter s), above;

f)               due to failure to observe the provisions relating to the gaming account pursuant to art. 24, paragraph 19 of law no. 88/2009, if the licensee is the holder of the gaming accounts;

g)              due to repeated failure to observe the obligations pursuant to art. 5, paragraph 2, letters f) and g), for cautionary purposes;

h)             due to failure to observed the obligation pursuant to art. 5, paragraph 2, letter i), as well as in the event of failure to obtain a score above 50 points, with respect to the initial 100, following the application of the penalties provided for in the service charter;

For every day of cautionary suspension of the exercise of lotto on line, the licensee is bound to pay the Tax Department a sum equating to the average daily tax profit plus 5% (five percent), to be calculated on the tax profits of the month prior to that in which the failure occurred.

3.         AAMS shall launch the procedure for termination of this addendum in accordance with and by the effects of article 7 and 8 of law no. 241/1990, as amended and supplemented, as well as in the cases already expressly provided for in the previous articles and in those listed hereto, when:

a)             the licensee does not exceed the technical-functional check pursuant to art. 12 of this addendum;

b)             the licensee breaches the legislation on the repression of improper, illegal and clandestine gaming and, in particular, when it markets other games on the Italian territory, either directly or through parent companies, subsidiaries or associated companies, wherever located, without being entitled to do so;

c)              the licensee collects takings from gaining through channels other than remote channels, without the necessary permits or authorizations, or using methods or apparatuses that allow participation in remote gaming at physical premises;

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d)             the licensee fails on three occasions, notwithstanding the penalties for delayed payment, to pay the sums owed within the terms and using the methods established by art. 10, paragraph 2, within thirty days of their expiry;

e)              the licensee has not complied, within the terms established, with that provided for by art. 14 above;

f)               the licensee formally or substantially prevents the correct and thorough exercise of the checks made by AAMS pursuant to art. 16 above;

g)              the licensee fails to communicate the data provided for by art. 16, paragraph 1 above, for more than thirty days following request;

h)             in all cases of repeated failure to fulfill the obligations provided for by paragraph 17, letters c), d), e), f), g), i), l) and m) and by paragraph 19 of art. 24 of law no. 88/2009, contested three times.

4.         In the event of withdrawal or termination of the license, this accessive addendum shall automatically lose all validity.

5.         The licensee shall not be entitled to any indemnification as a consequence of the early termination of this addendum, unless provided for by article 21 e) of Law no. 241/1990, as amended and supplemented.

6.         Should AAMS intend to withdraw this addendum or announce its termination in the cases pursuant to the previous paragraphs of this article, it shall communicate the launch of the procedure to the licensee in accordance with articles 7 and 8 of law no. 241/1990, as amended and supplemented, assigning a term of at least 15 days for the written counter-deductions. AAMS, following the outcome of the procedure, shall implement the motivated provision of withdrawal or cancellation.

7.         In the event of provision for termination of the licensee relating to lotto on line, the guarantee pursuant to art. 14 above, shall be appropriated by AAMS, notwithstanding the right to claim further compensation for every kind of damaged endured and being endured, as well as the payment of expenses.

SECTION VI

FINAL PROVISIONS

Article 20

Applicable law

1.         For anything not expressly agreed between the parties in this addendum, the rules of substantial and procedural law provided for by the European and national legal orders shall apply.

Article 21

Applicable law

1.        This addendum is effective and binding to the licensee from the date of signing and to AAMS from the date of approval by the competent management bodies.

Rome, APRIL 12, 2013

For AAMS

(signature)

For the licensee

(signature)

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In accordance with article 1341 et seq. of the Civil Code, the licensee specifically approves the following articles:

•                  article 2, paragraph 2;

•                  article 3, paragraph 2;

•                  article 4, paragraph 1;

•                  article 5;

•                  article 6;

•                  article 8;

•                  article 9;

•                  article 10;

•                  article 11;

•                  article 12;

•                  article 13;

•                  article 14;

•                  article 16;

•                  article 17;

•                  article 19.

For the licensee

(signature)

ANNEXES TO THE ADDENDUM

Annex 1 — Service levels and penalties;

Annex 2 — Unique nomenclature of the definitions;

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Annex 1

Service levels and penalties

The service levels that the licensee’s processing system and the system of the supplier of the connectivity service to the remote gaming venues must assure, concern:

system performance;

technical-operational operation of the system;

assistance to remote gaming venues.

The methods used to obtain the data necessary for the verification of the service levels, together with the relative verification instruments, have to be described in the technical report to be delivered to AAMS.

The data has to be supplied in accordance with the methods established by AAMS.

To guarantee the observance of the service levels, general obligations and commitments relating to the activities and functions subject to license, AAMS, following the formal complaint to the licensee, for each failure noted and in relation to its severity and its duration, shall apply the penalties specified hereto.

The processing system shall guarantee the continuity of the service during the gaming operation, under any circumstances, regardless of the load to be handled by the aforesaid processing system. Within the scope of technical operation, service levels must be guaranteed for the operation of the processing system and the telecommunications network.

The following services shall be guaranteed in particular:

percentage of availability of the system and of the telecommunications network, measured in the interval of availability of the service provided for Lotto on line by the provisions of AAMS, from Monday to Sunday, not less than 92% (ninety two percent) on a daily basis — 24 hours — and not less than 96% (ninety six percent) on a monthly basis. In the event of a difference with respect to the threshold values established for service levels on a daily basis and on a monthly basis, the following penalties shall be applied:

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Service level	Threshold value	Measurement interval	Penalty
Availability of the processing system and the telecommunications network	92% (ninety two percent) of the minutes provided for on a daily basis	Daily

1.2% (one point two percent) of the average daily tax profit of Lotto on line, for every point of difference from the threshold value.

The average daily tax profit is calculated on the basis of the previous calendar month.

If, when the license becomes effective, no breaches of the same nature have been ascertained, the penalty is reduced by 50% (fifty percent).

	96% (ninety six percent) of the minutes provided for on a monthly basis	Monthly

1.5% (one point five percent) of the average monthly tax profit of Lotto on line, for every point of difference from the threshold value.

The average monthly tax profit is calculated on the basis of the previous three calendar months.

If, when the license becomes effective, no breaches of the same nature have been ascertained, the penalty is reduced by 50% (fifty percent).

These service levels must be ensured at the start of operation of the apparatuses.

Lack of availability of the service shall be considered net of the time required for extraordinary and scheduled maintenance, agreed to previously with AAMS.

These penalties can be applied as of the date on which the remote collection of Lotto in all methods, established by a specific provision by AAMS, begins.

Rounding off

For the purposes of calculation of the difference between the effective percentages and those established by contract, the former shall be rounded of as follows:

•                  to 0% for differences between 0.00% and 0.49%;

•                  to 1% for differences in excess of 0.49%.

The licensee may present a report containing its considerations regarding the reasons for any differences with respect to the pre-established values.

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Annex 2

UNIQUE NOMENCLATURE OF THE DEFINITIONS

The terms in bold type contained in this document which are used, depending on the cases, in the single or plural sense, take on the meaning indicated by the side of each of them.

1.              Agency or AAMS: indicates the Agency of Customs and Monopolies — monopolies area, previously known as the autonomous administration of the State monopolies;

2.              activation of the remote gaming network: indicates the activities and the functions of activation of the telecommunications network, in relation to the component that connects the processing system to the remote collection channels;

3.              premium: indicates the part of the gross collection, equating to 8%, that the gaming venues receive for the fulfillment of obligations connected to the exercise of the activities and functions assigned;

4.              deed of license or license: indicates the deed of license pursuant to the decrees of the Ministry of Finance of March 17, 1993, November 8, 1993, January 11, 1995 and July 25, 1995 and to the decree of the General Manager of the AAMS of November 15, 2000, with which Lottomatica Group S.p.A. was assigned the management of the automated Lotto gaming service;

5.              addendum: indicates the supplementary document to the license that Lottomatica Group S.p.A. , licensee for the management of the automated Lotto gaming service, signs for the exercise of the remote collection of the Lotto gaming service;

6.              service charter: indicates the tool to ensure that players are correctly informed, also with regard to the obligations of conduct binding licensees, implemented in accordance with article 24, paragraph 21 of law no. 88 of 2009;

7.              top up card: indicates the top up on a physical support which can be transferred to the gaming account, by means of telematics or telephone connection with the licensee’s IT system or call center service;

8.              marketing: indicates the activity aimed at the final contracting of players;

9.              payment: indicates the part of the gross collection received by the licensee in exchange for fulfillment of the obligations connected to the exercise of the activities and functions covered by the license and the addendum;

10.       licensee: indicates the holder of the license for the management of the Lotto gaming service in all its aspects;

11.       gaming account: indicates the account registered in the name of the player, on which the operations deriving from implementation of the gaming account agreement are recorded;

12.       gaming account agreement: indicates the agreement between the player and remote gaming venue pursuant to paragraph 19 of art. 24 of law no. 88 of July 7, 2009 and to the connected provisions of AAMS;

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13.       technological devices: indicates the combination of hardware apparatuses used by the licensee for the exercise of lotto on line;

14.       technological apparatuses: indicates the combination of technological structures and hardware and software apparatuses, as well as the data transmission networks used by the licensee for the exercise of lotto on line;

15.       supplier of the connectivity service: indicates each party which has the requirements provided for by the technical rules for supplying the service of connection and transportation of information between the processing system and the centralized system;

16.       supplier of services for the management of means of payment: indicates each party which, in conformity to the legislation I force, has been assigned activities and functions connected to the management and distribution of the means of payment;

17.       player: indicates the holder of a gaming account agreement who participates in lotto on line;

18.       gioco del lotto: indicates the fixed amount numerical game pursuant to law no. 528 of August 2, 1982, as amended and supplemented;

19.       public games: indicates games the exercise of which is reserved for the State, which can manage them either directly or through physical or legal persons who provide adequate guarantees of suitability;

20.       lotto on line: indicates the gioco del lotto in all its aspects, the collection of which is carried out on a remote basis;

21.       extraordinary maintenance: indicates the operations carried out on the telecommunications network by the licensee, also following instruction by AAMS, necessary to ensure the maintenance of the performance and service levels provided for by Annex 1 and which change that provided for in the technical report; extraordinary maintenance operations can be, for example, the renewal of software applications of the processing system or the adoption of different methods of connection or different technological apparatuses, with technical features that align or improve the performances and service levels provided for by Annex 1, but different than those described in the technical report;

22.       means of payment: indicates the methods of access — and the relative systems and tools that implement them — to the payment of bets and of winnings and refunds provided for by the legislation in force;

23.       party: indicates one of the two parties that have signed the addendum to the license (AAMS or the licensee);

24.       parties: jointly indicates AAMS and the licensee, in the addendum to the license, or the licensee and the player in the gaming account agreement;

25.       remote gaming venues: indicates the holder of the license for the exercise and remote collection of one or more public games, pursuant to art. 24, paragraph 13 of law no. 88/2009, authorized by AAMS; following a specific claim, to the remote collection of Lotto, who has signed with the licensee a special agreement for the remote collection of gioco del lotto, i.e.: the licensee, in the exercise of remote collection;

26.       remote collection: indicates the collection, carried out, alternatively or jointly, via the Internet, digital television, both terrestrial and satellite, fixed and mobile telephone, and

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any other means providing similar methods and features, excluding collection in public places with apparatuses that allow remote communications using telecommunications devices;

27.       technical rules; indicates the document, forming an integral part of the documentation relating to the procedure for integration of the license pursuant to D.D. no. 190/GCV of 02/08/2011, which outlines the features and technical methods of realization and operations of the telecommunications network for the performance of the activities and functions licensed, as well as the performance and service levels that the licensee is bound to guarantee;

28.       technical report: indicates the document, drawn up by the licensee in conformity with that established in the technical rules, which contains the technical and functional features of the telecommunications network, as well as the relative technological apparatuses;

29.       remote gaming network: indicates the telecommunications network activated and operated by the licensee for collection of lotto on line:

30.       remote distribution network: indicates the network activated and operated by the licensee, consisting of the remote gaming venues connected to the telecommunications network;

31.       telecommunications network: indicates the hardware and software infrastructure for the transmission and processing of data, activated and operated by the licensee — in conformity to that provided for by the addendum to the license and relative annexes and by the technical rules — which comprises the processing system, the interface apparatuses for connection with the telecommunications networks of the remote gaming venues as well as the networks connecting the processing system and the central system of AAMS;

32.       top up of the gaming account: indicates the operation via which the player feeds his/her gaming account;

33.       central system: indicates the system of AAMS for the registration and control of the gaming data transmitted by the licensee’s processing system;

34.       licensee’s processing system: indicates the licensee’s multichannel technological and IT platform, consisting of hardware apparatuses and software application, for the production and centralized management of Lotto on line. The licensee’s system takes on the functions of transmission and reception of flows, registration, control and validation of bets;

35.       sub-registration: indicates the registration, using telecommunications devices, of the player by the central system, pursuant to article 24, paragraph 17, letter c) of Law no. 88/2009, which allows access by the player to the operating area of the licensee’s website dedicated to offering public games.

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ADDENDUM TO THE LICENSE AGREEMENT FOR MANAGEMENT OF THE AUTOMATED LOTTERY SERVICE,

The Customs and Monopolies Agency, monopolies area — hereinafter referred to as Agency or AAMS, with head office in Rome, via della Luce, 34/a — bis, represented by Roberto FANELLI in his capacity as Director of Gaming, Director’s Resolution no. 41078/Risorse UD of 3 December 2012

AND

Lottomatica Group S.p.A., with registered office in Rome, Viale Campo Boario 56/D, represented by Marco SALA, in his capacity as CEO.

AGREE THAT

unless otherwise explicitly indicated, the terms in bold in this deed shall have the meaning indicated alongside each of them in the sole nomenclature of definitions which is an integral, essential and binding part of this Addendum to the Concession Agreement.

WHEREAS

by the Deed of Concession referred to in the decrees of the Ministry of Finances of March 17, 1993, November 8, 1993, January 11, 1995 and July 25, 1995 and the decree of the Director of AAMS of November 15, 2000, the management of the automated Lottery service was assigned to Lottomatica S.p.A. (now known as Lottomatica Group S.p.A.);

Law no. 88, of July 7, 2009— Community law 2008 — and, in particular, art. 24, paragraph 14, stipulated, inter alia, provisions relating to the remote collection of takings from public gaming;

Decree Law no. 138 of August 13, 2011, converted by Law no. 148 of September 14, 2011, as amended and supplemented in public gaming subject matter and, in particular, art. 2, paragraph 3, envisaged that AAMS would be empowered as it saw fit to issue provisions in public gaming subject matter wherever this was deemed useful for ensuring greater takings;

Art. 2, paragraph 1 of the Director’s Decree of 12 October 2011containing the ‘Implementation of the provisions set out in art. 2, paragraph 3 of the Decree Law no. 138 of August 13, 2011, converted into Law no. 148 of September 14, 2011, in public gaming subject matter, as amended by art. 10, paragraph 9, letter a) of the Decree Law no. 16 of March2, 2012, containing ‘Urgent provisions relating to tax simplification and strengthening and rendering more efficient tax assessment procedures’, amongst the new arrangements for playing the lottery, envisaged ‘the remote collection method for playing the lottery (gioco del lotto) and for the “gioco 10elotto” outside the opening hours of tobacconists;

Decree Law no. 95 of July 6, 2012, converted as amended into Law no. 135 of August 7, 2012, in particular, art. 23 quarter, stipulated, inter alia, the incorporation of the Autonomous Administration of State Monopolies into the Customs Agency, now known as the Customs and Monopolies Agency;

The Director’s Decree issued by the Agency on 23 January 2013 regulated the technical and organizational characteristics for collecting lottery (gioco del Lotto) takings for all procedures involving remote collection;

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the Agency has verified that the Licensee’s planned processing system, submitted on March 21, 2013, complies with the technical and organizational requirements laid down for the remote collection of lottery (gioco del lotto) takings set out in the Director’s Decree AAMS of January 23, 2013, with the general provisions for the remote collection of public gaming takings set out in the Community Law 2008 and with the corresponding implementing provisions set out in the Director’s Decree AAMS of February 8, 2011 prot. 2011/190/CGV and the documents referred to in art. 1 of this addendum, with specific reference and in a manner that is compatible with the particularities of the lottery (gioco del lotto), while reserving the right to check the regularity and consistency of the adjustment of the systems, organizational procedures and activities to the project;

Lottomatica Group S.p.A., in line with that provided for in art. 24, paragraph 14, letter b) of Law no. 88 of July 7, 2009, is obliged to conclude an addendum to the concession agreement for the remote collection arrangements for lottery (gioco del lotto) takings for incorporation into the Deed of Concession

HEREBY AGREE AS FOLLOWS

SECTION I

PREAMBLE, SUBJECT MATTER AND DURATION

Article 1

Validity of the preamble and other documents

1.              The preamble, the legislative and administrative provisions, the technical rules, the service charters, with specific reference to the particular characteristics of the lottery (gioco del lotto) for all methods involving remote participation, constitute an integral, essential and binding part of this addendum and its corresponding annexes.

Article 2

Subject matter

1.              The addendum encompasses the operations and functions for remote collection, with the exclusion of the collection at public places with machines enabling participation using data communication systems, of lottery (gioco del lotto) takings in all its forms, hereinafter referred to as lotto on line.

2.              AAMS, with regard to collection operations for lotto on line, is entitled to suspend operations at any moment, by providing sixty days’ notice, as it sees fit and without any compensation for the licensee.

Article 3

Amendments to the concession agreement

1.              The provisions in this deed shall supplement and replace, restricted to lotto on line operations, those stipulated in the Deed of Concession wherever they clash with the latter.

2.              The licensee undertakes as of now to modify the activities described in this addendum wherever necessary following legislative amendments or following orders issued by AAMS.

3.              Any amendments or supplements to this addendum shall be incorporated and formalized in a subsequent supplementary deed which, once concluded by the parties, shall constitute an integral part of this addendum.

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Article 4

Duration

1.              This addendum shall be effective until the expiry date of the current concession agreement, into which this addendum has been incorporated.

SECTION II

GENERAL OBLIGATIONS AND RESPONSIBILITIES OF THE LICENSEE

Article 5

General obligations of the licensee

1.              The licensee is obliged to carry out the operations and functions assigned to it while abiding by the instructions indicated in the concession agreement and in this addendum and guaranteeing the service levels envisaged in Annex 1 to the addendum, using its own organizational means or those of third parties, and the provisions of the Consolidation Act of Laws on Public Safety and Security, approved by Royal Decree no. 773 of June 18, 1931, as amended.

2.              The licensee, with reference to lotto on line operations, in addition to abiding by the instructions contained in the deed of concession and in this addendum, in legislative and administrative provisions and in technical rules, with specific reference to the particular characteristics of lotto on line, and in Director’s Decree AAMS of January 23, 2013 containing ‘Technical characteristics for collecting lottery takings involving remote participation’, also undertakes to:

a.              comply with its obligations and take any measures envisaged under the rules governing the lottery (gioco del lotto) in all its forms;

b.              provide information to consumers in relation to the gaming regulations, the offer conditions contained in the outline gaming account contract, the requirements and provisions in force for the supervision of legal gaming and for the promotion of secure, legal and responsible gaming, and for preventing and combating gaming addition, and to implement specific institutional communication campaigns by AAMS,

c.               observe the provisions decided upon by AAMS with regard to the institutional logo and the logo ‘gioco legale e responsabile’ [‘legal and responsible gaming’] and any changes thereto;

d.              communicate in advance to AAMS any initiatives and advertising campaigns at national level organized by the licensee itself, also for the purpose of ensuring the necessary coordination with those envisaged by AAMS and the monitoring provided for in Decree Law no. 158 of September 13, 2012, converted into Law no. 189 of November 8, 2012,;

e.               carry out any marketing activities exclusively by means of the preselected channel/s and communicated in advance to AAMS using the specific methods indicated in art. 13 below;

f.                observe, if acting as the holder of gaming accounts and/or ensure observance at remote points of sale — whenever activities for the promotion and popularization of the lotto on line lottery, the corresponding gaming account contracts and the sale of recharge cards are carried out— the prohibition of the use of intermediaries for the collection of remote lottery takings, also through duly instructed third-party entities, even using machines that enable participation using data communication systems;

g.               comply with any legislative provisions relating to the treatment of personal data;

h.              comply, on pain of forfeiture, with the provisions of anti-money-laundering legislation, wherever they apply, and fulfill the obligations concerning the duty to take any measures envisaged thereunder, including the drafting of corresponding periodic reports;

i.                  to incorporate the service charters for remote gaming issued by AAMS, if acting as the holder of gaming accounts and to ensure compliance therewith at remote points of sale;

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4.              The licensee undertakes to indemnify and hold AAMS free and harmless from any liability vis-à-vis third parties howsoever related to the operations and functions assigned to it under this deed, even those related to remote points of sale.

5.              In any case, the licensee undertakes to hold AAMS free and harmless from any charges incurred, including legal fees, following:

a)             orders, even those of an indefinite nature, relating to legal proceedings or proceedings, at any level or of any nature, related, directly or indirectly, to violations of the obligations set out in this addendum, in the gaming regulations and in the provisions decided upon in the field of lotto on line;

b)             agreements, including settlement agreements, concluded at the end of any legal proceedings or disputes related, directly or indirectly, to violations of the obligations set out in this addendum.

Article 6

Prohibition of assignment and obligations to uphold the licensing requirements and conditions

1.              The assignment, either directly or indirectly, of the rights and duties in this addendum is prohibited.

2.              The licensee is expressly obliged:

a)             to maintain the legal form of a joint-stock company, with registered office in one of the States of the European Economic Area, for the entire duration of the concession;

b)             to maintain the processing system in one of the States of the European Economic Area.

Article 7

Obligations relating to the treatment of employees

1.              As regards the obligations relating to the treatment of employees, the provisions of art. 27 of the deed of concession referred to in Ministerial Decree of March 17, 1993 as amended and supplemented shall apply.

Article 8

Exclusive responsibility of licensee

1.              The licensee shall be solely responsible for organizational, technical and financial matters and of any other nature concerning the implementation and management of the operations and functions that constitute the subject matter of this deed.

Article 9

Financial responsibility of licensee

1.              The licensee expressly declares that it has full knowledge of the current situation and potential of the lotto on line market segment. Therefore, no objection or request in this respect, including those related to a lack of information, may be lodged.

2.              Therefore, the licensee shall assume the entrepreneurial risk associated with the implementation and management of the operations and functions set out in this addendum and, accordingly, any operating losses incurred, holding AAMS free and harmless from any liability in relation to any claims for compensation, on whatsoever basis, asserted vis-à-vis AAMS.

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3.              The licensee shall bear full and sole responsibility arising from any objections by consumers, howsoever related to lotto on line operations, and undertakes to hold AAMS free and harmless from any responsibility.

4.              The licensee expressly and unconditionally accepts to bear all the expenses and charges associated with the activities that constitute the subject matter of this deed, even those of a tax-related nature, including:

a)             the registration charges for this addendum;

b)             the remuneration payable to any provider of payment management services and any third party;

c)              all the charges associated with the implementation of the security, confidentiality and accuracy rules described in the draft processing system;

d)             the expenses related to the management and the adaptation of and expansion to the technological equipment and those required to ensure the correct and timely performance of the operations and functions that constitute the subject matter of this addendum;

e)              management and certification expenses, wherever envisaged, for the technological platforms for the collection of lottery takings in all their forms in distribution channels with remote participation.

5.              No expense related to the remote distribution network may be charged to AAMS.

Article 10

Financial responsibility and accounting requirements of licensee

1.              The licensee expressly and unconditionally undertakes to pay any amounts due in relation to the implementation of this addendum and any other rules or orders or regulations regulating lotto on line, in accordance with the methods and timeframes envisaged in such rules, orders or regulations.

2.              In particular, the licensee undertakes to pay the tax revenues deriving from the total value of the lotto on line takings, less the commission and remuneration payable and the winnings paid out or requested, by the 13th day following the end of each accounting week.

3.              The parties expressly agree that the licensee shall be directly responsible for the correct and timely payment to the lottery player of amounts corresponding to those winnings for which it is solely responsible in addition to paying out any sums due following claims, as set out in the rules regulating this subject matter.

4.              Payment of winnings takes place under the sole responsibility of the licensee which, accordingly, expressly declares that it shall hold AAMS free and harmless from any charges and responsibility for undue payments made for any reason whatsoever.

5.              The parties expressly agree that in the event that the licensee, in line with the lotto on line regulations, performs the collection by using the remote points of sale for paying out winnings, it is obliged to ensure the correct and timely fulfillment by the third party of the requirements set out in paragraphs 3 and 4 of this article. The licensee, after providing advance notice to AAMS and as set out in article 14 of Decree AAMS of January 23, 2013, undertakes to pay out winnings for amounts not exceeding 10,500 euros in the event that the remote point of sale fails to credit the gaming account with the relative amount.

6.              In the event of an excessive number of wins, the licensee shall make the relative payments as provided for in articles 35 and 36 of Presidential Decree no. 560 of 1996 after obtaining explicit authorization from AAMS.

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7.              The licensee shall account for its financial management in relation to the collection of takings and to the payment of lotto on line winnings including such management tasks in the accounting documentation and in the documentation envisaged under art. 38 of Presidential Decree of August 7, 1990, no. 303. As set out in letters d) and e) of the same article, the licensee undertakes to furnish a separate statement of accounts for the financial management of lotto on line to whosoever is entitled to separate payments of the amount due.

Article 11

Obligations relating to intellectual property

1.              As far as obligations relating to intellectual property are concerned, the provisions of art. 27 of the deed of concession referred to in the Ministerial Decree of 17 March 1993 as amended and supplemented shall apply.

2.              The licensee undertakes to assign all the exclusive industrial property rights and the rights of use and economic exploitation related to the intellectual work associated with lotto on line, created, introduced or developed by it during the licensing period. Such intellectual work includes developments and upgrades in the gaming software in respect of which the licensee expressly undertakes to return the exclusive property rights to the resulting software codes free of charge to AAMS, upon request, at the end, for whatsoever reason of the concession.

3.              Each party undertakes to immediately notify the other party in writing if legal actions are taken in relation to the subject matter of this article.

SECTION III

OPERATION OF LOTTO ON LINE

Article 12

Technical-functional inspection and corresponding requirements

1.              The collection of lotto on line takings takes place using a remote gaming network as set out in Director’s Decree AAMS of February8 2011 prot. no. 2011/90/CGV, taken pursuant to art. 24, paragraph 26 of Law no. 88/2009 and in line with the requirements and technical specifications set out in the Director’s Decree issued by the Agency on January 23, 2013 and with legislative and administrative provisions, technical rules and this addendum.

2.              The collection of lotto on line takings depends on the creation of a data communication network —provided by the licensee in accordance with the technical rules — and on the positive outcome of the technical-functional inspection, as described below in paragraphs 3 and 4 of this article.

3.             AAMS will carry out the technical inspection on the functioning of the data communication network following notification of its completion by the licensee.

4.              The date of the technical-functional inspection will be communicated by AAMS to the licensee at least five days in advance. The inspection itself will conclude with the drafting of a corresponding report and, in the event of any discrepancies, AAMS, after consultation with the licensee, will establish the interventions that the latter is obliged to carry out in order to resolve such discrepancies, as well as communicating the date of the next and final technical-functional inspection.

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5.              AAMS is entitled to carry out subsequent technical-functional inspections in the event of technological upgrades and extraordinary maintenance.

6.              The licensee, throughout the licensing period, undertakes to guarantee full compliance with the adjustments ordered by AAMS to the remote gaming network and to the corresponding technological devices.

7.              The licensee, as soon as this deed has been signed, explicitly undertakes to activate the data communication network before the date laid down in the corresponding order issued by AAMS for the initiation of the collection of lotto online takings.

8.              Failure to comply with the provision set out in paragraph 7 above will trigger application of the contractual penalty described in art. 17, paragraph 2, letter a) of this deed, within a maximum of 30 days. In the event that the delay lasts for more than thirty days, AAMS is entitled to initiate the process for the extinction of the concession regulated in this addendum.

9.              The licensee undertakes to guarantee the regular operation of lotto on line using the remote gaming network in accordance with the service levels envisaged in Annex 1 to this deed and the quality standards laid down in the service charters for remote gaming adopted by AAMS. Any interruption to the collection of the gaming takings in question, even at just one point of sale, will trigger application of the contractual penalties envisaged in art. 17, paragraph 2, letter b) of this deed, in addition to the application of other penalties, wherever the conditions are fulfilled, envisaged in this addendum or under other rules. In the event that said interruption lasts for more than 90 consecutive days or for nine none-consecutive months during the period in which the concession is in force, AAMS is entitled to initiate the process for the extinction of the concession that constitutes the subject matter of this addendum.

10.       With regard to the performance of its operations and functions, even if it engages third-party entities, the licensee shall be exclusively answerable vis-à-vis AAMS and the players for services rendered by the third parties on its behalf.

11.       Furthermore, the licensee undertakes to expressly guarantee the implementation of the innovations ordered by AAMS in relation to lotto on line for the entire duration of the concession.

12.       The licensee, using a data communication network and on a continual basis, shall pass on all the subsequent information stored in its processing system to AAMS according to the methods and timeframes envisaged in the technical rules, with specific reference to the particular characteristics of the game that constitutes the subject matter of this addendum.

13.       The licensee, in accordance with the methods and timeframes defined by AAMS, shall furnish any further information to AAMS as requested by it in relation to the functioning of lotto on line.

Article 13

Obligations of the licensee relating to the collection of lotto on line takings

1.                  The licensee expressly undertakes:

a)             to verify possession of the requirements and authorizations provided for by the legislation in force and by this addendum by the remote gaming venues, providing immediately for termination of the agreement in the cases where conditions for such termination exist;

b)             to subject the collection of takings from remote gaming venues to the positive outcome of the check on possession of requirements and authorizations pursuant to letter a) above, as well as the technical-functional check carried out by AAMS, in accordance with art- 12 above and the trial pursuant to art. 4, paragraph 2 of Director’s Decree of the Agency of January 23, 2013;

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c)              to check the correctness of the activity exercised in remote gaming venues, verifying the existence of any illegal or improper behavior, providing immediately for termination of the agreement in the cases where conditions for such termination exist;

d)             to report the aforesaid illegal or improper behavior to AAMS, along with anomalies in the remote gaming network and the measures taken to rectify them;

e)              to inform AAMS, using the methods defined by the latter, of all the collection channels used, also for the purposes of publicizing them on the AAMS institutional website;

f)               to consent to access by players to the operational area of the licensee’s website, in the event that the licensee holds gaming accounts, and/or the point of sale of every other website and remote channel referable to it, already authorized and exclusively following communication of remote sub-registration by the central system of AAMS;

g)              when a holder of gaming accounts, to exclude players residing in Italy from the offer of lotto on line through sites other than those authorized in observance of that provided for by this addendum, even when they are managed directly by the same licensee or through its parent companies, subsidiaries or associated companies;

h)             when a holder of gaming accounts, to implement or place at the disposal of the player, tools and devices for self-limitation, preventing the activation of the gaming account by those who have not selected a deposit limit per period of time, and for self-exclusion from gaming;

i)                 when a holder of gaming accounts, to implement or make available, tools and devices for the exclusion of minors from gaming, as well as the display of the relative ban in virtual gaming venues, managed by the licensee;

j)                to promote responsible gaming conduct and monitor its adoption by players, also promoting and implementing measures to defend it, as provided for by the consumer code pursuant to legislative decree no. 206 of September 6, 2005, as amended and supplemented;

k)             when a holder of gaming accounts, to use, also for each gaming account already existing on the date that this addendum is signed, a gaming account agreement for the exercise of remote gaming, compliant with the model approved by AAMS, to be entered into with the player, complying with the relative clauses. If, on the other hand, the licensee should use the system of gaming accounts activated and operated by another party, he shall guarantee that the relationship for each gaming account belonging to the aforesaid system and managed in his name and on his behalf, even when it already existed on the date that this addendum was signed, is regulated by a gaming account agreement for the exercise of remote gaming, approved previously by AAMS, compliant with the model approved by AAMS with, in addition, express indication of clauses relating to the particularities of the methods described above;

l)                 when a holder of gaming accounts, to allow the player to top up the gaming account using suitable payment tools, i.e.: prepaid top up cards compliant with the legislation in force;

m)         to transmit the analytical transactions of gaming accounts to the central system of AAMS via channels that do not provide for sub registration by the central system of AAMS, pursuant to letter f) of this paragraph;

n)             to send AAMS, using the methods defined by the latter, the personal data present in the gaming account agreement, obtaining the player’s consent by means of a specific clause;

o)             to place at the disposal of AAMS; within the times and using the methods indicated by the later at the time of request, all the documents and information necessary for the monitoring and control by AAMS or parties appointed by the latter;

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p)             to inform the remote gaming venues, in advance, of the provisions and obligations provided for by the legislation concerning lotto on line, also immediately providing information of all amendments and supplements to the aforesaid legislation;

q)             to guarantee that remote gaming venues receive:

I.                                        constant professional updates on legislation and regulation of lotto on line;

II.                                   supply of the tools required for the correct marketing of the product:

III.                              management and use of the technological services, including procedures for the management of any operating anomalies in the telecommunications network;

r)                to keep a copy of each agreement with the remote gaming venue and the relative annexes for the entire duration of the license and to give them to AAMS, when specifically requested to do so, also in electronic format;

s)               when a holder of gaming accounts, to use a dedicated bank or post office current account registered in the name of the licensee to keep and manage the sums held in players’ gaming accounts, to forward the bank details of the aforesaid current account to AAMS, to use the sums exclusively for debit and credit transactions on gaming accounts entered into expressly by players or to pay to the tax department the sums held in each gaming account which lies dormant for three years, and to release, within three business days of a request to such extent by AAMS, information regarding use of the current account and its balance on the date indicated by the latter;

SECTION IV

REGULATION OF THE LICENSING RELATIONSHIP

Article 14

Guarantee

1.              The licensee shall provide a guarantee, in the form of a deposit, in cash or government bonds, via bank guarantee or insurance policy, for the amount of 10,000,000.00 euros; the aforesaid guarantee shall be irreversible, independent with respect to the main obligation, payable upon first request without exceptions, with express waiver of the benefit of prior collection from the main debtor and with express waiver of the exception pursuant to art. 1957, paragraph 2 of the Civil Code.

2.              The subject of said guarantee is the correct and complete fulfillment of the obligations relating to the exercise of lotto on line and to the operation of the remote gaming network, and particularly:

a)             the prompt and precise payment of any proceeds established by the pertinent legislation, for the duration of the license;

b)             the correct execution of the activities and functions assigned by this addendum, as well as fulfillment of all the licensee’s obligations towards players;

3.              In the event of transformation of the company’s legal status during the period of validity of the license in accordance with art. 6, paragraph 2, the licensee is bound to present the guarantee pursuant to paragraph 1 above, again. Failure to present the aforesaid guarantee within the term of fifteen days, starting from the date of transformation, shall cause the loss of the license covered by this addendum.

4.              The guarantee pursuant to art. 1 shall be adjusted, for the first time, by March 31, 2015, and for each successive year of collection, by March 31 of every year, to an amount equating to 0.3% of the takings of lotto on line of the previous year, for a minimum amount of 10,000,000.00 euros.

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Failure to adapt the above guarantee within the aforesaid term shall cause the loss of the license covered by this addendum.

5.         The guarantee shall be valid for any effects which arise during the licensing relationship, including those that emerge after the end of the license, up to one year following its expiry. The guarantee shall expressly provide that, in the event of expiry, following communication to the licensee and to the bank or insurance company, it shall be appropriated by AAMS, notwithstanding the right of the latter to request compensation for further damages. In the event of total or partial appropriation of the guarantee, the licensee is bound to restore it to the full amount within the term of thirty days from the date of appropriation. Failure to do so within the aforesaid term shall cause loss of the license covered by this addendum.

Article 15

Payment of the licensee and premium of the venues

1.         The takings collected from the exercise of the activity and the functions provided for by this addendum shall be used to determine the payment pursuant to art. 21 of Ministerial Decree of March 17, 1993, as amended. Remote gaming venues are acknowledged an 8% premium is accordance with the legislation in force.

Article 16

Exercise of the powers of supervision, control and inspection

1.         Through its operators, AAMS may unilaterally perform checks and inspections, also without prior notice, at the premises of the licensee and, with regard to the technological apparatuses used, also at the premises of third-party suppliers, when located within the European economic space. The licensee undertakes to agree with the third-party supplier the possibility of the aforesaid access and is also bound to keep, within the terms established, all the information and documents required by AAMS, as well as all the apparatuses and tools necessary to find the elements necessary to the check on service levels. In the event of inspects and accesses, the licensee’s collaborators are bound to allow access and to offer unconditional assistance to the operators of AAMS.

2.         All expenses and charges connected with the access, inspection, verification and checking operations, including transfer expenses, shall be borne by the licensee.

3.         The licensee is bound to remove, at his own expense, any problems found by AAMS, including those found at the premises of third-party suppliers, within the terms indicated by AAMS at the time that the aforesaid problems are found and, in any case, within a maximum of thirty days from the relative complaint.

Article 17

Penalties

1.         Notwithstanding the provisions of art. 24, paragraph 23 of law no. 88/2009, as well as the cases of expiry provided for by this addendum, following the issue of formal complaint to the licensee, AAMS may apply, in accordance with criteria of proportionality and reasonability, the penalties provided for by paragraph 2 hereto. The penalties do not exonerate the licensee from any third party liability nor from that connected to any damage caused by interest applicable.

2.         In the event of failure to fulfill the obligations and commitments relating to the activities and functions covered by this addendum, the following penalties are provided for:

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a)             for failure to observe the obligation pursuant to art. 12, paragraphs 7 and 8 of this addendum, a penalty of € 500.00 (five hundred point zero zero) is applied for every day of delay in activating the telecommunications network. With the aforesaid penalty being reduced by 50% for the first fifteen days of delay;

b)             for failure to observe the obligation pursuant to art. 12, paragraph 9 of this addendum, a penalty equating to the average daily tax profit per venue plus 5% (five percent) is applied, to be calculated on the tax profits of the month prior to that in which the interruption occurs, for every day of interruption and for every venue concerned; for the first month of collection the aforesaid penalty shall be calculated on the tax profits made during the same month prior to interruption;

c)              for failure to observe the service levels details in Annex 1 to this addendum, a penalty shall be applied for each failure found, in relation to the severity and duration thereof. The amount of the relative penalties is indicated in Annex 1;

d)             for failure to observe the obligations pursuant to art. 5, paragraph 2, letters f) and g), a penalty of between € 1,000.00 (one thousand point zero zero) and € 50,000.00 (fifty thousand point zero zero) is applied for every problem found, in relation to the severity and reiteration thereof;

e)              for the documented delay in paying our winnings and refunds to players with respect to that provided for by the regulations of lotto on line, as well as for failure to inform the central system of AAMS of the payment of the winnings and refunds, a penalty of between 50% (fifty percent) and 75% (seventy five percent) of the total amount of the winnings or refund which have not been promptly paid/communicated, up to the maximum limit of € 50,000.00 (fifty thousand point zero zero).

3.         The licensee is bound to pay the penalties defined under paragraph 2 of this document, with the methods indicated in the provision of formal complaint, pursuant to paragraph 1 above.

4.         In the event of delayed payment of any sum, owing for any reason to AAMS in compliance with this addendum, interest shall be applicable at the legal rate, calculated from the day after expiry until that of payment. The applicability of the sanctions provided for by the regulations currently in force in the event of failure to pay or delayed payment of the amounts due as taxes is not affected.

Article 18

Obligations regarding the processing of personal data and appointment of the relative external manager.

1.         The activities covered by this addendum implicate, in accordance with Legislative Decree no. 196 of 30 June 2003 “Code regulating the protection of personal data” as amended and supplemented, the processing of the player’s personal data:

a)                  by the licensee, in its capacity as independent holder, in relation to all the aspects connected to the management of the gaming activities (including the legal obligations);

b)                  by AAMS, in its capacity as independent holder, in relation to all the aspects connected to the institutional and public control objectives for which it is responsible. AAMS, within the scope of its responsibilities, independently appoints So.Ge.I. Società Generale di Informatica, as external manager of the processing of the personal data of customers who have entered into the gaming account agreement with the licensee. The licensee may not, in any case, appoint So.Gei.I to act on its behalf as external manager of the process of the data of customers with whom it has entered into gaming account agreements.

2.         Should the licensee, in observance of the legislation in force and of the directives of AAMS, intend to process the player’s personal data for further and other objectives, such as, for example, profiling and transfer of the player’s data to third parties, it shall inform the player in advance, obtaining his/her consent if necessary.

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3.         The licensee undertakes to expressly exonerate AAMS and hold it free from all consequences deriving from failure to observe, where appropriate, the legislation on the processing of the player’s personal details, in accordance with legislative decree no. 196/2003”Code regulating the protection of personal data” as amended and supplemented.

SECTION V

WITHDRAWAL AND TERMINATION

Article 19

Withdrawal, suspension and termination

1.         AAMS may withdraw this addendum, in observance of the prescriptions of article 21 e), of law no. 241 and August 7, 1990 as amended and supplemented, for reasons of public interest or in the event of changes in the existing situation or of a new assessment of the original public interest.

2.         AAMS may suspend the exercise of lotto on line on a precautionary basis, until the date on which the licensee fulfills the prescriptions issued by AAMS, notwithstanding the pursuit of the termination procedure in the event of continued failure to fulfill the obligation after the thirtieth day:

a)             due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter g), above;

b)             due to failure to observe the obligations pursuant to art. 13, paragraph 1, letters h), i) and j) above;

c)              due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter m) above;

d)             due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter o), above;

e)              due to failure to observe the obligations pursuant to art. 13, paragraph 1, letter s), above;

f)               due to failure to observe the provisions relating to the gaming account pursuant to art. 24, paragraph 19 of law no. 88/2009, if the licensee is the holder of the gaming accounts;

g)              due to repeated failure to observe the obligations pursuant to art. 5, paragraph 2, letters f) and g), for cautionary purposes;

h)             due to failure to observed the obligation pursuant to art. 5, paragraph 2, letter i), as well as in the event of failure to obtain a score above 50 points, with respect to the initial 100, following the application of the penalties provided for in the service charter;

For every day of cautionary suspension of the exercise of lotto on line, the licensee is bound to pay the Tax Department a sum equating to the average daily tax profit plus 5% (five percent), to be calculated on the tax profits of the month prior to that in which the failure occurred.

3.         AAMS shall launch the procedure for termination of this addendum in accordance with and by the effects of article 7 and 8 of law no. 241/1990, as amended and supplemented, as well as in the cases already expressly provided for in the previous articles and in those listed hereto, when:

a)             the licensee does not exceed the technical-functional check pursuant to art. 12 of this addendum;

b)             the licensee breaches the legislation on the repression of improper, illegal and clandestine gaming and, in particular, when it markets other games on the Italian territory, either directly or through parent companies, subsidiaries or associated companies, wherever located, without being entitled to do so;

c)              the licensee collects takings from gaining through channels other than remote channels, without the necessary permits or authorizations, or using methods or apparatuses that allow participation in remote gaming at physical premises;

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d)             the licensee fails on three occasions, notwithstanding the penalties for delayed payment, to pay the sums owed within the terms and using the methods established by art. 10, paragraph 2, within thirty days of their expiry;

e)              the licensee has not complied, within the terms established, with that provided for by art. 14 above;

f)               the licensee formally or substantially prevents the correct and thorough exercise of the checks made by AAMS pursuant to art. 16 above;

g)              the licensee fails to communicate the data provided for by art. 16, paragraph 1 above, for more than thirty days following request;

h)             in all cases of repeated failure to fulfill the obligations provided for by paragraph 17, letters c), d), e), f), g), i), l) and m) and by paragraph 19 of art. 24 of law no. 88/2009, contested three times.

4.         In the event of withdrawal or termination of the license, this accessive addendum shall automatically lose all validity.

5.         The licensee shall not be entitled to any indemnification as a consequence of the early termination of this addendum, unless provided for by article 21 e) of Law no. 241/1990, as amended and supplemented.

6.         Should AAMS intend to withdraw this addendum or announce its termination in the cases pursuant to the previous paragraphs of this article, it shall communicate the launch of the procedure to the licensee in accordance with articles 7 and 8 of law no. 241/1990, as amended and supplemented, assigning a term of at least 15 days for the written counter-deductions. AAMS, following the outcome of the procedure, shall implement the motivated provision of withdrawal or cancellation.

7.         In the event of provision for termination of the licensee relating to lotto on line, the guarantee pursuant to art. 14 above, shall be appropriated by AAMS, notwithstanding the right to claim further compensation for every kind of damaged endured and being endured, as well as the payment of expenses.

SECTION VI

FINAL PROVISIONS

Article 20

Applicable law

1.         For anything not expressly agreed between the parties in this addendum, the rules of substantial and procedural law provided for by the European and national legal orders shall apply.

Article 21

Applicable law

1.        This addendum is effective and binding to the licensee from the date of signing and to AAMS from the date of approval by the competent management bodies.

Rome, APRIL 12, 2013

For AAMS

(signature)

For the licensee

(signature)

[initialed]

In accordance with article 1341 et seq. of the Civil Code, the licensee specifically approves the following articles:

•                  article 2, paragraph 2;

•                  article 3, paragraph 2;

•                  article 4, paragraph 1;

•                  article 5;

•                  article 6;

•                  article 8;

•                  article 9;

•                  article 10;

•                  article 11;

•                  article 12;

•                  article 13;

•                  article 14;

•                  article 16;

•                  article 17;

•                  article 19.

For the licensee

(signature)

ANNEXES TO THE ADDENDUM

Annex 1 — Service levels and penalties;

Annex 2 — Unique nomenclature of the definitions;

[initialed]

Annex 1

Service levels and penalties

The service levels that the licensee’s processing system and the system of the supplier of the connectivity service to the remote gaming venues must assure, concern:

system performance;

technical-operational operation of the system;

assistance to remote gaming venues.

The methods used to obtain the data necessary for the verification of the service levels, together with the relative verification instruments, have to be described in the technical report to be delivered to AAMS.

The data has to be supplied in accordance with the methods established by AAMS.

To guarantee the observance of the service levels, general obligations and commitments relating to the activities and functions subject to license, AAMS, following the formal complaint to the licensee, for each failure noted and in relation to its severity and its duration, shall apply the penalties specified hereto.

The processing system shall guarantee the continuity of the service during the gaming operation, under any circumstances, regardless of the load to be handled by the aforesaid processing system. Within the scope of technical operation, service levels must be guaranteed for the operation of the processing system and the telecommunications network.

The following services shall be guaranteed in particular:

percentage of availability of the system and of the telecommunications network, measured in the interval of availability of the service provided for Lotto on line by the provisions of AAMS, from Monday to Sunday, not less than 92% (ninety two percent) on a daily basis — 24 hours — and not less than 96% (ninety six percent) on a monthly basis. In the event of a difference with respect to the threshold values established for service levels on a daily basis and on a monthly basis, the following penalties shall be applied:

[initialed]

Service level	Threshold value	Measurement interval	Penalty
Availability of the processing system and the telecommunications network	92% (ninety two percent) of the minutes provided for on a daily basis	Daily

1.2% (one point two percent) of the average daily tax profit of Lotto on line, for every point of difference from the threshold value. The average daily tax profit is calculated on the basis of the previous calendar month. If, when the license becomes effective, no breaches of the same nature have been ascertained, the penalty is reduced by 50% (fifty percent).

	96% (ninety six percent) of the minutes provided for on a monthly basis	Monthly

1.5% (one point five percent) of the average monthly tax profit of Lotto on line, for every point of difference from the threshold value. The average monthly tax profit is calculated on the basis of the previous three calendar months. If, when the license becomes effective, no breaches of the same nature have been ascertained, the penalty is reduced by 50% (fifty percent).

These service levels must be ensured at the start of operation of the apparatuses.

Lack of availability of the service shall be considered net of the time required for extraordinary and scheduled maintenance, agreed to previously with AAMS.

These penalties can be applied as of the date on which the remote collection of Lotto in all methods, established by a specific provision by AAMS, begins.

Rounding off

For the purposes of calculation of the difference between the effective percentages and those established by contract, the former shall be rounded of as follows:

•                  to 0% for differences between 0.00% and 0.49%;

•                  to 1% for differences in excess of 0.49%.

The licensee may present a report containing its considerations regarding the reasons for any differences with respect to the pre-established values.

[initialed]

Annex 2

UNIQUE NOMENCLATURE OF THE DEFINITIONS

The terms in bold type contained in this document which are used, depending on the cases, in the single or plural sense, take on the meaning indicated by the side of each of them.

1.              Agency or AAMS: indicates the Agency of Customs and Monopolies — monopolies area, previously known as the autonomous administration of the State monopolies;

2.              activation of the remote gaming network: indicates the activities and the functions of activation of the telecommunications network, in relation to the component that connects the processing system to the remote collection channels;

3.              premium: indicates the part of the gross collection, equating to 8%, that the gaming venues receive for the fulfillment of obligations connected to the exercise of the activities and functions assigned;

4.              deed of license or license: indicates the deed of license pursuant to the decrees of the Ministry of Finance of March 17, 1993, November 8, 1993, January 11, 1995 and July 25, 1995 and to the decree of the General Manager of the AAMS of November 15, 2000, with which Lottomatica Group S.p.A. was assigned the management of the automated Lotto gaming service;

5.              addendum: indicates the supplementary document to the license that Lottomatica Group S.p.A. , licensee for the management of the automated Lotto gaming service, signs for the exercise of the remote collection of the Lotto gaming service;

6.              service charter: indicates the tool to ensure that players are correctly informed, also with regard to the obligations of conduct binding licensees, implemented in accordance with article 24, paragraph 21 of law no. 88 of 2009;

7.              top up card: indicates the top up on a physical support which can be transferred to the gaming account, by means of telematics or telephone connection with the licensee’s IT system or call center service;

8.              marketing: indicates the activity aimed at the final contracting of players;

9.              payment: indicates the part of the gross collection received by the licensee in exchange for fulfillment of the obligations connected to the exercise of the activities and functions covered by the license and the addendum;

10.       licensee: indicates the holder of the license for the management of the Lotto gaming service in all its aspects;

11.       gaming account: indicates the account registered in the name of the player, on which the operations deriving from implementation of the gaming account agreement are recorded;

12.       gaming account agreement: indicates the agreement between the player and remote gaming venue pursuant to paragraph 19 of art. 24 of law no. 88 of July 7, 2009 and to the connected provisions of AAMS;

[initialed]

13.       technological devices: indicates the combination of hardware apparatuses used by the licensee for the exercise of lotto on line;

14.       technological apparatuses: indicates the combination of technological structures and hardware and software apparatuses, as well as the data transmission networks used by the licensee for the exercise of lotto on line;

15.       supplier of the connectivity service: indicates each party which has the requirements provided for by the technical rules for supplying the service of connection and transportation of information between the processing system and the centralized system;

16.       supplier of services for the management of means of payment: indicates each party which, in conformity to the legislation I force, has been assigned activities and functions connected to the management and distribution of the means of payment;

17.       player: indicates the holder of a gaming account agreement who participates in lotto on line;

18.       gioco del lotto: indicates the fixed amount numerical game pursuant to law no. 528 of August 2, 1982, as amended and supplemented;

19.       public games: indicates games the exercise of which is reserved for the State, which can manage them either directly or through physical or legal persons who provide adequate guarantees of suitability;

20.       lotto on line: indicates the gioco del lotto in all its aspects, the collection of which is carried out on a remote basis;

21.       extraordinary maintenance: indicates the operations carried out on the telecommunications network by the licensee, also following instruction by AAMS, necessary to ensure the maintenance of the performance and service levels provided for by Annex 1 and which change that provided for in the technical report; extraordinary maintenance operations can be, for example, the renewal of software applications of the processing system or the adoption of different methods of connection or different technological apparatuses, with technical features that align or improve the performances and service levels provided for by Annex 1, but different than those described in the technical report;

22.       means of payment: indicates the methods of access — and the relative systems and tools that implement them — to the payment of bets and of winnings and refunds provided for by the legislation in force;

23.       party: indicates one of the two parties that have signed the addendum to the license (AAMS or the licensee);

24.       parties: jointly indicates AAMS and the licensee, in the addendum to the license, or the licensee and the player in the gaming account agreement;

25.       remote gaming venues: indicates the holder of the license for the exercise and remote collection of one or more public games, pursuant to art. 24, paragraph 13 of law no. 88/2009, authorized by AAMS; following a specific claim, to the remote collection of Lotto, who has signed with the licensee a special agreement for the remote collection of gioco del lotto, i.e.: the licensee, in the exercise of remote collection;

26.       remote collection: indicates the collection, carried out, alternatively or jointly, via the Internet, digital television, both terrestrial and satellite, fixed and mobile telephone, and any other means providing similar methods and features, excluding collection in public places with apparatuses that allow remote communications using telecommunications devices;

[initialed]

27.       technical rules; indicates the document, forming an integral part of the documentation relating to the procedure for integration of the license pursuant to D.D. no. 190/GCV of 02/08/2011, which outlines the features and technical methods of realization and operations of the telecommunications network for the performance of the activities and functions licensed, as well as the performance and service levels that the licensee is bound to guarantee;

28.       technical report: indicates the document, drawn up by the licensee in conformity with that established in the technical rules, which contains the technical and functional features of the telecommunications network, as well as the relative technological apparatuses;

29.       remote gaming network: indicates the telecommunications network activated and operated by the licensee for collection of lotto on line:

30.       remote distribution network: indicates the network activated and operated by the licensee, consisting of the remote gaming venues connected to the telecommunications network;

31.       telecommunications network: indicates the hardware and software infrastructure for the transmission and processing of data, activated and operated by the licensee — in conformity to that provided for by the addendum to the license and relative annexes and by the technical rules — which comprises the processing system, the interface apparatuses for connection with the telecommunications networks of the remote gaming venues as well as the networks connecting the processing system and the central system of AAMS;

32.       top up of the gaming account: indicates the operation via which the player feeds his/her gaming account;

33.       central system: indicates the system of AAMS for the registration and control of the gaming data transmitted by the licensee’s processing system;

34.       licensee’s processing system: indicates the licensee’s multichannel technological and IT platform, consisting of hardware apparatuses and software application, for the production and centralized management of Lotto on line. The licensee’s system takes on the functions of transmission and reception of flows, registration, control and validation of bets;

35.       sub-registration: indicates the registration, using telecommunications devices, of the player by the central system, pursuant to article 24, paragraph 17, letter c) of Law no. 88/2009, which allows access by the player to the operating area of the licensee’s website dedicated to offering public games.

[initialed]